K:\ROSNER\MELLON\RESPONSEUSA\LOAN A & R-3.WPD















                       MELLON BANK, N.A.

                              WITH

                       RESPONSE USA, INC.
                 UNITED SECURITY SYSTEMS, INC.
                 RESPONSE ABILITY SYSTEMS, INC.
                EMERGENCY RESPONSE SYSTEMS, INC.
                     SHELTON SECURITY, INC.
                       RELIABLE-HAWK, INC.
                               AND
                   MSG SECURITY SYSTEMS, INC.





       ___________________________________________________

        AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
       ___________________________________________________



                       TABLE OF CONTENTS

                                                             PAGE


SECTION 1.  DEFINITIONS AND INTERPRETATION                      1
     1.1  Terms Defined                                         1
     1.2  Accounting Principles                                12

SECTION 2.  THE LOAN                                           12
     2.1  Revolving Line of Credit - Description               12
     2.2  Revolving Credit - Termination by Borrowers          13
     2.3  Interest                                             14
     2.4  Loan Disbursements                                   14
     2.5  Fees                                                 15
     2.6  Payments                                             16
     2.7  Use of Proceeds                                      16
     2.8  Capital Adequacy                                     16
     2.9  Mandatory Repayment                                  16

SECTION 3.  COLLATERAL                                         17
     3.1  Description                                          17
     3.2  Lien Documents                                       18
     3.3  Other Actions                                        18
     3.4  Collateral Pledge                                    19
     3.5  Searches                                             19
     3.6  Landlord's and Mortgagee's Waivers                   20
     3.7  Filing Security Agreement                            20
     3.8  Power of Attorney                                    20

SECTION 4.  CLOSING AND CONDITIONS PRECEDENT TO ADVANCES       20
     4.1  Resolutions, Opinions, and Other Documents           21
     4.2  Absence of Certain Events                            22
     4.3  Warranties and Representations at Closing            23
     4.4  Compliance with this Agreement                       23
     4.5  Chief Executive Officer's Certificate                23
     4.6  Verifications                                        23
     4.7  Additional Equity                                    23
     4.8  Closing                                              23
          4.9  Effectiveness of Increase in Maximum Revolving
          Credit Amount                                        23
     4.10 Non-Waiver of Rights                                 24
     4.11 Future Advances                                      24
     4.12 Warranties and Representations upon Future Advances  25

SECTION 5.  REPRESENTATIONS AND WARRANTIES                     25
     5.1  Corporate Organization and Validity                  25
     5.2  Insurance                                            26
     5.3  Litigation                                           26
     5.4  Title to Properties                                  26
     5.5  Patents and Trademarks                               27
     5.6  Governmental Consent                                 27
     5.7  Taxes                                                27
     5.8  Financial Statements                                 28
     5.9  Full Disclosure                                      28
     5.10 Subsidiaries and Affiliates                          28
     5.11 Guarantees, Contracts, etc                           28
     5.12 Government Regulations and Compliance                29
     5.13 Business Interruptions                               31
     5.14 Names and Addresses                                  31
     5.15 Other Associations                                   31
     5.16 Environmental Matters                                31
     5.17 Regulation O                                         32
     5.18 Capital Stock                                        32
     5.19 Solvency                                             33
     5.20 Monthly MRR                                          33
     5.21 Qualified Accounts                                   33

SECTION 6.  AFFIRMATIVE COVENANTS                              33
     6.1  Payment of Taxes and Claims                          33
     6.2  Maintenance of Properties, Collateral and Corporate
          Existence                                            34
     6.3  Places of Business                                   35
     6.4  Business Conducted                                   36
     6.5  Litigation                                           36
     6.6  Certain Taxes                                        36
     6.7  Bank Accounts                                        36
     6.8  Employee Benefit Plans                               36
     6.9  Submission of Collateral Documents                   37
     6.10 Other Governmental Contracts                         37
     6.11 Financial Covenants                                  37
     6.12 Financial and Business Information                   38
     6.13 Officers' Certificates                               40
     6.14 Inspection and Verification                          40
     6.15 Tax Returns and Reports                              41
     6.16 Information to Participant                           41
     6.17 Material Adverse Developments                        41
     6.18 Lockbox Agreements                                   41
     6.19 Executive Management                                 42
     6.20  Interest Rate Cap Agreement                         42
     6.21  Notice of Certain Events                            42
     6.22 Board Nominee                                        43
     6.23 Board Observation                                    43
     6.24 Additional Equity                                    43
     6.25 Monitoring Agreements                                43

SECTION 7. NEGATIVE COVENANTS                                  44
     7.1  Sales, Merger, Consolidation, Dissolution or
          Liquidation                                          45
     7.2  Acquisitions                                         45
     7.3  Liens and Encumbrances                               45
     7.4  Transactions With Affiliates or Subsidiaries         46
     7.5  Indebtedness or Guarantees                           46
     7.6  Distributions, Redemptions and Other Indebtedness    46
     7.7  Loans and Investments                                47
     7.8  Use of Lender's Name                                 47
     7.9  Change in Capital Stock                              47
     7.10 Method of Business                                   47
     7.11 Officer/Shareholder Compensation                     47
     7.12 Capital Expenditures                                 48
     7.13 MRR Sales                                            48
     7.14 Purchases of MRR                                     48
     7.15 Prohibited Transactions                              48
     7.16 Consulting Agreements                                49
     7.17 Delinquencies                                        49
     7.18 Additional MRR Test                                  49
     7.19 Modification of Financial Covenants                  49
     7.20 Miscellaneous Covenants                              49

SECTION 8.  DEFAULT                                            50
     8.1  Events of Default                                    50
     8.2  Rights and Remedies                                  53
     8.3  Continuation of Event of Default                     54
     8.4  Nature of Remedies                                   54
     8.5  Set-Off                                              54
     8.6  Confession of Judgment                               54

SECTION 9.  MISCELLANEOUS                                      55
     9.1  Governing Law                                        55
     9.2  Integrated Agreement                                 55
     9.3  Waivers, Releases and Indemnification                56
     9.4  Time                                                 57
     9.5  Expenses of Lender                                   57
     9.6  Brokerage                                            58
     9.7  Notices                                              58
     9.8  Headings                                             59
     9.9  Survival                                             59
     9.10 Successors and Assigns                               60
     9.11 Duplicate Originals                                  60
     9.12 Modification                                         60
     9.13 Signatories                                          60
     9.14 Third Parties                                        60
     9.15 Discharge of Taxes, Borrowers' Obligations, Etc.     60
     9.16 Withholding and Other Tax Liabilities                61
     9.17 Consent to Jurisdiction                              62
     9.18 Waiver of Jury Trial                                 62
     9.19 Future Commitments                                   63




                      AMENDED AND RESTATED
                  LOAN AND SECURITY AGREEMENT


     This Amended and Restated Loan and Security Agreement ("Agreement") is dated as of February ___, 1998 among RESPONSE USA, INC., a Delaware corporation ("RUSA"), UNITED SECURITY SYSTEMS, INC., a New Jersey corporation ("USS"), RESPONSE
ABILITY SYSTEMS, INC., a New Jersey corporation ("RAS"), EMERGENCY RESPONSE SYSTEMS, INC., a Delaware corporation ("ERS"), SHELTON SECURITY, INC., a New Jersey corporation ("SSI"), RELIABLE-HAWK, INC., a New Jersey corporation ("RHI") and MSG SECURITY SYSTEMS, INC., a Pennsylvania corporation ("MSG") (each a "Borrower" and collectively "Borrowers") and MELLON BANK, N.A. ("Lender").

                          BACKGROUND

     A. Borrowers (except RHI) have established certain financing arrangements with and borrow funds and obtain other credit accommodations from Lender pursuant to the terms of that certain Loan and Security Agreement dated as of June 30, 1996 among Borrowers and Lender, as amended from time to time ("Existing Loan Agreement"). The Existing Loan Agreement, together with all instruments, documents and agreements executed in connection therewith are hereinafter referred to as the "Existing Financing Agreements."

     B. RUSA recently acquired 100% of the stock of RHI, who is hereby becoming a Borrower and becoming jointly and severally liable for the Obligations.

     C.    The  parties desire to amend and restate the  Existing
Loan Agreement on the terms and conditions set forth herein.

     NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

           SECTION 1.  DEFINITIONS AND INTERPRETATION

     1.1    Terms  Defined:   As  used  in  this  Agreement,  the
following terms shall have the following respective meanings:

          Account - Any right to payment for goods sold or leased or for services rendered which is not evidenced by an instrument or chattel paper, whether or not it has been earned by performance.
          Account Debtor - Any Person obligated on any Account.

          Acquisition  -  The purchase by RUSA  of  100%  of  the
issued and outstanding capital stock of Jupiter from the stockholders of Jupiter pursuant to a certain agreement to acquire the capital stock of Jupiter dated September 30, 1997 and the purchase by USS of certain of the assets of Triple A pursuant to a certain Asset Purchase Agreement dated October 1, 1997.

          Advances - Any monies advanced or credit extended to Borrowers by Lender under the Revolving Credit.

          Affiliate - Any entity (other than a Subsidiary) which directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with any Borrower. Control may be by ownership, contract, or otherwise.

          Applicable  Rate  - The Contract Rate  or  the  Default
Rate, as applicable and in effect from time to time.

          Authorized Officer - Any officer of a Borrower authorized by specific resolution of a Borrower to request Advances as set forth in the incumbency certificate referred to in Section 4.1(d) of this Agreement (or any replacement thereof) delivered to Lender.

          Available  Credit - The excess (if any) of the  Maximum
Revolving   Credit  Amount  over  the  aggregate  Advances   then
outstanding.

          Bankruptcy  Code - Title 11 of the United States  Code,
11 U.S.C.  101 et seq. in effect as of the date hereof.

          Business Day - Any day other than a Saturday, Sunday, or legal holiday on which Lender is not open for business in Philadelphia, Pennsylvania.

          Business  Operations  -  all  business  offerings   and
services  of Borrower, including, without limitation,  Monitoring
Services, Rentals and Servicing.

          Capital Expenditures - Any expenditure (whether in cash or deferred obligation, and whether by purchase or through a capital lease) that would be classified as a capital expenditure on a statement of cash flow of Borrowers prepared in accordance with GAAP, consistently applied.

          Capital   Leases   -  Leases  which  under   GAAP   are
capitalized and treated as debt of the lessee and are carried as a liability on the lessee's balance sheet.

          Capitalized Lease Obligations - All debts, liabilities and obligations of a lessee under Capital Leases.

          Cash Equivalents - All cash (excluding cash held for customers or other Persons), cash equivalents (as reasonably determined by Lender) and trade Accounts.

          Cash Flow - Earnings of Borrowers before interest expense (excluding non-cash original issue discount interest expense), income taxes, depreciation, non-cash compensation expense for options and warrants granted to employees and amortization, as shown on a consolidated statement of income for Borrowers prepared in accordance with GAAP; such earnings shall be calculated for each Fiscal Quarter and then multiplied by four
(4).

          Change in Control - means a transaction or transactions in which (i) one or more Persons shall have acquired Voting Control of RUSA or (ii) there shall have occurred a merger, consolidation or similar combination as a result of which one or more Persons shall have acquired Voting Control of RUSA or its successor corporation.

          Closing - As defined in Section 4.8.

          Closing Date - As defined in Section 4.8.

          Collateral - As defined in Section 3.1.

          Commitment Fee - As defined in Section 2.5(b).

          Contract Rate - Shall equal the Prime Rate plus one and three-quarters percent (1.75%) per annum.

          Controller's Certificate - A certificate signed by the Chief Financial Officer or Controller of a Borrower in the form of Exhibit "A" hereto.
          Default Rate - Shall equal the Prime Rate plus three and three-quarters percent (3.75%) per annum.

          Delinquent  Recurring Monthly Revenue - As  defined  in
Section 7.17 herein.

          Distribution -

          (1) Dividends or other distributions on capital stock of Borrower; and

          (2) The redemption, repurchase or acquisition of such stock or of warrants, rights or other options to purchase such stock.

          ERISA - The Employee Retirement Income Security Act  of
1974, as the same may be amended from time to time.

          Event of Default - As defined in Section 8.1.

          Expenses - As defined in Section 9.5.

          Extended Warranty/Service - Providing extended warranty and maintenance services under contract in connection with sales, rentals or leases of alarm systems and personal emergency response systems.

          Extended   Warranty/Service  Agreements  -   Agreements
between a Borrower and its customers pursuant to which such Borrower provides Extended Warranty/Service services.

          Extended   Warranty/Service   Revenues   -   Borrower's
revenues from Extended Warranty/Services net of all residential and commercial service time and materials costs.

          Facility Fee - As defined in Section 2.5(a).

          Financial Statements - Consolidated and consolidating balance sheet, income statement, statement of cash flow and statement of Shareholder's Equity of Borrowers, all prepared in accordance with GAAP consistently applied and accompanied by a Controller's Certificate. All Financial Statements shall set forth both the current Fiscal Year and the comparative period of the prior Fiscal Year; monthly and quarterly Financial Statements shall also include year to date information and information for the comparative period for the prior Fiscal Year.

          Fiscal   Quarter  -  A  fiscal  quarter  of   Borrowers
(currently the three month periods ending March 31, June 30, September 30 and December 31 of each year).

          Fiscal Year - A fiscal year of Borrowers (currently the period beginning each July 1 and ending on June 30 of following calendar year).

          GAAP - Generally accepted accounting principles applied in a manner consistent with the audited financial statements of Borrower provided to Lender on or prior to the date hereof.

          Healthlink   Interest  -  RUSA's   fifty   percent(50%)
ownership   interest  in  Healthlink,  Ltd.,  a  Nevada   limited
partnership.

          Healthlink  Pledge  Agreement - Pledge  Agreement  from
RUSA dated as of June 30,1997, pledging to Lender RUSA's fifty percent (50%) interest in Healthlink, Ltd.

          Holdings   -  APT  Holdings  Corporation,  a   Delaware
corporation.

          Indebtedness - As to any Person, at a particular time, all items which would, in conformity with GAAP, be classified as liabilities on a balance sheet of such Person as at such time, and also including (a) indebtedness arising under acceptance facilities and the face amount of all letters of credit issued for the account of such Person, and, without duplication, all drafts drawn thereunder, (b) all liabilities secured by any Lien on any property owned by such Person even though it has not assumed or otherwise become liable for the payment thereof, (c) obligations under leases which have been, or under GAAP are required to be, capitalized, (d) all liabilities for which such Person is liable as a surety, guarantor, co-signer or accommodation maker, and (e) all liabilities with respect to redeemable preferred stock.

          Inventory - In addition to the term as defined in the UCC, any inventory now or hereafter owned or acquired by Borrowers, wherever located, and, in any event, including all inventory, merchandise, goods and other personal property which are held by or on behalf of Borrowers for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in progress, or materials used or consumed or to be used or consumed in Borrowers' business, or in the processing, packaging, advertising, promotion, delivery or shipping of the same, and all finished goods.

          Investment Property - Has the meaning ascribed to such term in the UCC.

          Jupiter - The Jupiter Group, Inc.

          Jupiter Pledge Agreement - A stock pledge agreement, in form and substance satisfactory to Lender, to be executed by RUSA contemporaneously with consummation of the Acquisition, whereby RUSA shall pledge to Lender 100% of the issued and outstanding capital stock of Jupiter.

          Key Man Policies - The key man life insurance policies issued by First Colony Insurance Company, Transamerica Occidental Life Insurance Company and Banner Life Insurance Company, which are owned by RUSA, insure the life of Richard M. Brooks and are in the aggregate face amount of $3,000,000.

          Lien - Any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and including, but not limited to, a security interest, lien, mortgage, encumbrance, pledge, conditional sale, other title retention agreement, trust receipt, lease, consignment or bailment for security purposes or trust. The term "Lien" shall include reservations, exceptions, encroach ments, easements, rights-of-way, covenants, conditions, re strictions, leases and other title exceptions and encumbrances affecting Property other than those which would not materially interfere with Borrowers' use of the Property or would not materially detract from the value of the Property. For the purposes of this Agreement, Borrowers shall be deemed to be the owner of any Property which they have acquired or hold subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other person for security purposes.

          Loan Documents - This Agreement, the Revolving Credit Note, the Pledge Agreements, the Warrant Documents and each other document, instrument or agreement required to be delivered hereby, as each may be amended, supplemented or replaced from time to time.

          Material Adverse Effect - A material adverse effect  on
the  business,  Property,  financial  condition,  operations   or
business prospects of a Borrower or the ability of a Borrower to pay and perform its obligations under this Agreement.

          Maturity Date - June 30, 2000.

          Maximum Revolving Credit Amount - Eighteen Million ($18,000,000) Dollars, subject to reduction as provided in Sections 2.9 and 6.2(b) herein, and subject to mandatory reductions of $250,000 on each of March 31, June 30, September 30 and December 31 of each year, commencing March 31, 1999, until all Obligations are paid in full and the Revolving Credit is terminated.

          Monitoring Agreements - Agreements between any Borrower and its customers pursuant to which such Borrower provides
Monitoring Services.

          Monitoring  Business  -  The  provision  of  Monitoring
Services to customers pursuant to Monitoring Agreements.

          Monitoring   Revenues   -  Borrowers'   revenues   from
performance of Monitoring Services.

          Monitoring Services - The monitoring of signals received from alarm systems and personal emergency response systems installed at a specified location and the response to such signals in accordance with the written instructions prepared by the customer and delivered to a Borrower.

          Monthly Recurring Revenue - (MRR) - The sum of Borrowers' (i) Monitoring Revenues, (ii) Rental Revenues and
(iii) Extended Warranty/Services Revenues during the last month of each Fiscal Quarter. MRR does not include any revenues from the sale of alarm systems, personal emergency response systems or other products.

          Net Income (Loss) - The net income (or loss) of Borrowers before taxes, as such would appear on a consolidated statement of income of Borrowers prepared in accordance with GAAP, consistently applied, except that such income or loss shall be calculated without taking into account the original issue discount amortization expense with respect to (i) the Warrant and the Revolving Credit Note and (ii) RUSA's 1996 Series A Convertible Preferred Stock.

          Net Proceeds from the Secondary Offering - The proceeds (after all discounts and allowances) of the secondary offering of common stock of RUSA described in that certain prospectus dated January 12, 1998, net of (i) all amounts required for the complete redemption by RUSA of the 4712 currently outstanding shares of RUSA's 1996 Series A Convertible Preferred Stock and
(ii) all expenses incurred or otherwise payable by RUSA arising out of or related to such secondary offering.

          Obligations - All liabilities and obligations of Borrowers to Lender, including, without limitation, indebtedness evidenced by the Revolving Credit Note issued pursuant hereto, obligations under the other Loan Documents, all fees and charges owing by Borrowers, and all other liabilities and obligations of every kind or nature whatsoever of Borrowers to Lender, whether hereunder or otherwise, whether incurred, created, acquired or arising on the date thereof or hereafter incurred, created or arising, joint or several, matured, unmatured or contingent, direct or indirect, primary or secondary, related or unrelated, due or to become due, including, but not limited to, any ex tensions, modifications, substitutions, increases and renewals thereof, and substitutions therefor; the payment of all amounts advanced by Lender to preserve, protect, defend, and enforce its rights hereunder and in the Collateral in accordance with the terms of this Agreement; and the payment of all Expenses incurred by Lender.

          Operating Contracts - All Monitoring Agreements, Rental
Agreements and Service Agreements.

          Permitted Liens - As defined in Section 7.3 herein.

          Person   -  An  individual,  partnership,  corporation,
trust,   unincorporated  association  or  organization,   limited
liability company or partnership, joint venture or any other entity.

          Pledge Agreements - The Stock Pledge Agreement from RUSA, dated June 30, 1996, the Healthlink Pledge Agreement, the Jupiter Pledge Agreement and the Stock Pledge Agreement from RUSA of even date herewith, collectively pledging the Pledged Stock to Lender to secure the Obligations.

          Pledged  Stock  - The capital stock of  all  of  RUSA's
Subsidiaries.

          Potential   Default  -  any  event  or  condition   the
occurrence or existence of which, with the giving of notice or passage of time or both, would become or constitute an Event of Default.

          Preferred Stock - The 7,500 shares of 1996 Series A Preferred Stock issued by RUSA on or prior to the date hereof (of which 4712 shares are outstanding on the date hereof) and the 3,069.58 shares of 1997 Series B Preferred Stock issued by RUSA on or prior to the date hereof.

          Prime Rate - That rate designated by Lender in its discretion from time to time as Lender's "Prime Rate", which shall not necessarily constitute Lender's lowest or best available rate to any customer or group or class of customers.

          Property - Any interest of any Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

          Purchase Money Lien - A Lien upon equipment securing purchase money indebtedness incurred to finance the purchase of such equipment so long as (i) the Lien shall at all times be confined to the purchased equipment, (ii) indebtedness secured by such Lien does not exceed eighty percent (80%) of the purchase price of the purchased equipment, and (iii) the removal or deactivation of the purchased equipment would not have an adverse effect on the operation or value of the Collateral or a Borrower's Business Operations.

          Qualified Account - An Account of a Borrower meeting all the following specifications: (i) it is lawfully and solely owned by a Borrower and subject to no Lien or assignment (other than the Lien of Lender), and such Borrower has the right of assignment thereof and the power to grant a security interest to Lender therein; (ii) it is a valid and enforceable Account, representing the undisputed indebtedness of an Account Debtor outstanding not more than ninety (90) days past the payment date specified in the invoice therefor; (iii) the Account is not subject to any defense, set-off, counterclaim, deduction, discount, credit, chargeback, freight claim, allowance or adjustment of any kind; (iv) the Account is net of all amounts representing goods the sale of which has given rise to the Account which have been returned, rejected, lost or damaged;
(v) if it arises from the sale of goods by such Borrower, such sale was an absolute sale and not on consignment or on approval or on a sale-or-return basis nor subject to any other repurchase or return agreement, and such goods have been shipped to the Account Debtor or its designee; (vi) if it arises from the
performance  of  services,  such  services  have  actually   been
performed;  (vii)  it  arose  in  the  ordinary  course  of  such
Borrower's   Business  Operations;  (viii)  no  notice   of   the
bankruptcy, receivership, reorganization or insolvency of the Account Debtor has been received; (ix) the Account Debtor is not a Subsidiary or Affiliate of Borrowers; (x) except for Voxcom, Inc. it is not an Account of an Account Debtor having its princi pal place of business or executive office outside the United States, the payment of which Account is not guaranteed by an irrevocable letter of credit in form and substance satisfactory to Lender and assigned to Lender; (xi) it does not represent a sale to the government of the United States of America or any subdivision thereof unless such Borrower has complied, for the benefit of Lender, with the Federal Assignment of Claims Act;
(xii) not more than fifty percent (50%) of the aggregate balance of all Accounts owing from the Account Debtor obligated on the Account are outstanding more than sixty (60) days past their payment date; (xiii) it is not an Account of an Account Debtor obligated to a Borrower under any instrument; and (xiv) the payment date for such Account is not later than thirty (30) days after its original invoice date. A Qualified Account does not include that portion of an Account representing interest charges for past due balances, credit memos, or sales tax.

          Registration   Agreement  -  The  Registration   Rights
Agreement dated June 30, 1996 between RUSA and Holdings.

          Rental Agreements - Contracts with customers pursuant to which a Borrower leases (as lessor) alarm systems or personal emergency response systems.

          Rental Revenues - Borrower's revenues from Rentals.

          Rentals - The leasing (as lessor) of alarm systems and personal emergency response systems.

          Revolving Credit - As defined in Section 2.1(a).

          Revolving Credit Note - That certain promissory note described in Section 2.1(b), as it may be amended, supplemented or replaced from time to time.

          Secondary Offering - The offer and sale by RUSA of shares of its common stock pursuant to a registration statement on Form SB-2, as amended, filed by RUSA with the SEC on October
10, 1997, which became effective on February 4, 1998.

          Senior  Funded  Debt - The average  unpaid  balance  of
Advances  outstanding under the Revolving Credit during a  Fiscal
Quarter.

          Service Agreements - Contracts with customers pursuant to which a Borrower provides Servicing.

          Subordinated  Debt - Indebtedness subordinated  to  the
Obligations pursuant to a subordination agreement in form and substance acceptable to Lender.

          Subsidiary - Any corporation more than fifty (50%) percent of whose voting stock is legally and beneficially owned by a Borrower or owned by a corporation more than fifty (50%) percent of whose voting stock is legally and beneficially owned by a Borrower.

          Triple A - Triple A Security Systems, Inc.

          UCC - The Uniform Commercial Code as in effect on the date hereof in the Commonwealth of Pennsylvania.

          Voting Control - Shall mean the power directly or indirectly, individually, or as a member of a "control group" (as such term is defined in Section 13 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder), to cast votes, or to cause votes to be cast, either through voting (individually, as a voting trustee or as an officer, director or controlling shareholder of a corporate shareholder, as a general partner of a shareholder which is a partnership or as a trustee of a shareholder which is a trust) or by agreement or proxy, for the election of a majority of the members of the board of directors of RUSA (or any successor of RUSA as a result of any merger, consolidation or otherwise).

          Warrant - The Common Stock Purchase Warrant dated  June
30, 1996 issued by RUSA to Holdings. On the date hereof, there are no shares of RUSA's Common Stock issuable thereunder.

          Warrant  Agreement - The Warrant Agreement  dated  June
30, 1996 between RUSA and Holdings.

          Warrant Documents - The Warrant, Warrant Agreement and the Registration Agreement.

     1.2 Accounting Principles: Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other account ing computation is required to be made for the purposes of this Agreement, this shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.


                      SECTION 2.  THE LOAN

     2.1  Revolving Line of Credit - Description:

          (a) Subject to the terms and conditions of this Agreement, Lender hereby establishes for the benefit of Borrowers a revolving credit facility ("Revolving Credit") under which Advances shall be extended to or for the benefit of Borrowers from time to time hereunder. The aggregate principal amount of all Advances outstanding shall not, at any time, exceed the Maximum Revolving Credit Amount. Subject to such limitation, the outstanding balance of unpaid Advances under the Revolving Credit may fluctuate from time to time, to be reduced by repayments made by Borrowers, and to be increased by future Advances which may be made by Lender to or for the benefit of Borrowers. For the purposes of this Agreement, any determination as to whether there is Available Credit for Advances shall be determined by Lender and shall be final and binding upon Borrowers. Subject to the existence of Available Credit and up to the amount thereof, the fulfillment of any and all other conditions to borrowing contained in this Agreement and the absence of an Event of Default or Potential Default, Borrowers may borrow, repay and reborrow under the Revolving Credit from time to time prior to the Maturity Date. If the aggregate principal amount of all Advances at any time exceeds the Maximum Revolving Credit Amount, Borrowers will, upon Lender's request, and without impairing any other rights of Lender, immediately repay such excess in full.

          (b) At Closing, Borrowers shall execute and deliver a replacement promissory note to Lender in the principal sum of the Maximum Credit Amount, in form and substance acceptable to
Lender, (the "Revolving Credit Note") to evidence its unconditional obligation to repay Lender for all Advances made from time to time under the Revolving Credit, with interest as herein and therein provided. Each Advance made from time to time under the Revolving Credit shall be deemed evidenced by the Revolving Credit Note, which is deemed incorporated herein by reference and made part hereof. The Revolving Credit Note shall amend, restate and supersede (but not extinguish the indebtedness evidenced by or cause a novation of) that certain Revolving Credit Note dated January 14, 1998 from Borrowers to Lender, in the principal amount of $15,500,000.

          (c) The term of the Revolving Credit and Lender's obligation to make Advances hereunder shall expire on the Maturity Date. On such date, all of the outstanding Obligations under the Revolving Credit, unless having been sooner demanded by Lender pursuant to the terms hereof or of the Revolving Credit Note, shall be due and payable in full and as of and after such due date no further Advances shall be available from Lender.

          (d) Borrowers each hereby confirm and acknowledge that, as of the date hereof, the outstanding principal balance of all advances and extensions of credit made by Lender to Borrowers under the Existing Financing Agreements is $15,310,000, such amount is unconditionally owing by Borrowers to Lender without defense, setoff, counterclaim, discount, recoupment or charge of any kind by any Borrower and shall be considered to be outstanding Advances under the Revolving Credit for all purposes hereunder as though such advances and extensions of credit had been originally made under this Agreement.

     2.2 Revolving Credit - Termination by Borrowers: Borrowers may at any time prior to the Maturity Date and on not less than thirty (30) days prior written notice to Lender, terminate the Revolving Credit; provided, however, that on the termination date Borrowers shall pay in full all of the outstanding Obligations.

     2.3  Interest:

          (a) Rate: Interest on outstanding Advances shall accrue at a per annum rate equal to Contract Rate, subject to the provisions of subparagraph (b) below.

          (b) Default Rate: After the occurrence and during the continuance of an Event of Default hereunder, interest on the outstanding Advances shall accrue at a per annum rate equal to the Default Rate.

          (c) Calculation and Payment of Interest: Interest on all Advances shall be computed daily for the actual number of days elapsed, but calculated on the basis of a year of 360 days. The interest rate charged on each such obligation shall change on the same day as Lender's Prime Rate may change from time to time. Interest on the outstanding Advances shall be payable monthly, in arrears, on the first day of each calendar month.

          (d) Continuation of Interest Charges: Interest shall continue to accrue on all outstanding Advances and be paid at the Applicable Rate even after default, maturity, acceleration, judgment, bankruptcy, insolvency proceedings of any kind, or the happening of any other event or occurrence.

          (e) Applicable Interest Limitations: In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder and charged or collected pursuant to the terms of this Agreement exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that any court determines Lender has charged or received interest hereunder in excess of the highest applicable rate, such rate shall automatically be reduced to the maximum rate permitted by such law and the amount of any excess previously received by Lender determined to be refundable shall be offset and applied against other Obligations due or to become due as Lender may determine.

     2.4  Loan Disbursements:

          (a) Advances made by Lender under the Revolving Credit shall be made available to Borrowers by crediting such proceeds to the operating account(s) of Borrowers with Lender. Advances will be made available to Borrowers on any Business Day after a telephonic request by Borrowers to Lender (made before 11:00 A.M. Philadelphia time) on such Business Day. Each such request shall be confirmed by Borrowers in writing on the same day as the Advance is requested (confirmation by facsimile transmission being acceptable), which confirmation shall be accompanied by a Borrowing Base Certificate. Lender may rely upon any and all telephonic and written requests and confirmations purported to be made by Borrowers through any of their Authorized Officers. All Advances requested by Borrowers shall be in a minimum amount of Fifty Thousand Dollars ($50,000) and in equal increments of Ten Thousand Dollars ($10,000) thereafter.

          (b) Lender may, in its sole discretion, without any obligation to do so, charge the operating account(s) of Borrowers with Lender for the Obligations as they become due from time to time under this Agreement including, without limitation, interest, principal, fees and reimbursement of Expenses.

     2.5  Fees:

          (a)   Borrowers  have  paid to Lender  Thirty  Thousand
($30,000) Dollars (the "Facility Fee") to which Lender is entitled for increasing the amount available to Borrowers under the Revolving Credit.

          (b) So long as the Revolving Credit has not been terminated pursuant to the terms hereof and the Obligations have not been satisfied in full, Borrowers shall unconditionally pay to Lender a fee ("Commitment Fee") equal to one-half of one percent (0.5%) per annum of the average daily Available Credit, which fee shall be computed on a monthly basis in arrears and shall be due and payable on the first day of each month commencing on the first day of the first full month after Closing and on the Maturity Date.
          (c) Within thirty (30) days of the date hereof, RUSA shall issue to APT Holdings Corporation ("APT") 40,000 shares of its common stock (post 3 for 1 reverse split and public offering) or the applicable number of shares of RUSA's 1997 Series B Convertible Preferred Stock calculated utilizing the conversion ratio specified in the terms of such Preferred Stock.

     2.6 Payments: Except to the extent otherwise set forth in this Agreement, or as may be otherwise designated by Lender in writing, all payments of principal and of interest on Advances under the Revolving Credit, the Facility Fee, the Commitment Fee, all other charges and any other Obligations of Borrower hereunder, shall be made to Lender at Mellon Independence Center, 701 Market Street, 5B South, Philadelphia, Pennsylvania 19106,
Attn: Loan Administration, in United States dollars, in immediately available funds. All payments shall be applied in the manner designated by Borrower if not so designated or if an Event of Default is outstanding, may be applied by Lender against the Obligations in such order as Lender may determine in its discretion.

     2.7 Use of Proceeds: The proceeds of Advances shall be used to refinance Borrowers' existing borrowed indebtedness, for the redemption of the 1996 Series A Preferred Stock issued by RUSA, and the balance shall be used for acquisitions and for the working capital needs of Borrowers.

     2.8 Capital Adequacy: If any present or future law, governmental rule, regulation, policy, guideline, directive or similar requirement (whether or not having the force of law) imposes, modifies, or deems applicable any capital adequacy, capital maintenance or similar requirement which affects the manner in which Lender allocates capital resources to its commitments (including any commitments hereunder), and as a result thereof, in the opinion of Lender, the rate of return on Lender's capital with regard to the Advances is reduced to a level below that which Lender could have achieved but for such circumstances, then in such case and upon notice from Lender to Borrowers, from time to time, Borrowers shall pay Lender such additional amount or amounts as shall compensate Lender for such reduction in Lender's rate of return. Such notice shall contain the statement of Lender with regard to any such amount or amounts which shall, in the absence of manifest error, be binding upon Borrowers. In determining such amount, Lender may use any method of averaging and attribution that it deems applicable, in its sole discretion.

     2.9 Mandatory Repayment: Upon the death of Richard M. Brooks (i) the proceeds of the Key Man Policies shall be applied to repay outstanding Advances as follows: if at such time an Event of Default or Potential Default has occurred and is continuing, all of the proceeds of such Policies shall be so applied; otherwise $1,500,000 of the proceeds shall be so applied and (ii) the Maximum Credit Amount shall automatically be reduced by an amount equal to the amount required to be repaid.


                    SECTION 3.  COLLATERAL

     3.1 Description: As security for the full and timely payment of the Obligations, and satisfaction by the Borrowers of all covenants and undertakings contained in this Agreement and the other Loan Documents, Borrowers each hereby respectively assign and grant to Lender a continuing lien on and security interest in, upon and to the following Property (the "Collater al"):

          (a) Accounts, Contract Rights, Etc. - All of such Borrowers' respective now owned and hereafter acquired, created or arising Accounts, accounts receivable, notes receivable, contract rights, chattel paper, documents (including documents of title), instruments and letters of credit;

          (b) Inventory - All of such Borrower's respective now owned or hereafter acquired Inventory of every nature and kind, wherever located;

          (c) General Intangibles - All of such Borrower's now owned and hereafter acquired, created or arising general intangibles of every kind and description, including, without limitation, all existing and future customer lists, choses in action, claims, books, records, patents and patent applications, copyrights, trademarks, tradenames, tradestyles, trademark applications, blueprints, drawings, designs and plans, trade secrets, contracts, licenses, license agreements, distribution agreements, formulae, tax and any other types of refunds, returned and unearned insurance premiums, rights and claims under insurance policies including, without limitation, credit, life and casualty insurance policies, and computer information, software, records and data;

          (d) Equipment - All of such Borrower's now owned and hereafter acquired equipment, including, without limitation, machinery, vehicles, furniture and fixtures, wherever located, and all replacements, parts, accessions, substitutions and additions thereto;

          (e) Deposit Accounts - All of such Borrower's now existing and hereafter acquired or arising deposit accounts of every nature, wherever located, and all documents and records associated therewith;

          (f) Property in Lender's Possession - All Property of each Borrower now or hereafter in Lender's possession;

          (g)  Life Insurance  -  The Key Man Policies;

          (h)   Pledged Stock - The Pledged Stock, the Healthlink
Interest  and  all of each Borrower's other Investment  Property;
and

          (i) Proceeds - The proceeds (including, without limitation, insurance proceeds), whether cash or non-cash, of all of the foregoing.

     3.2 Lien Documents: At Closing and thereafter as Lender reasonably deems necessary, Borrowers shall execute and deliver to Lender, or have executed and delivered (all in form and substance satisfactory to Lender):

          (a) Financing Statements - Financing statements covering the Collateral pursuant to the UCC (the "Financing Statements"), which Lender may file from time to time in any jurisdiction where any Collateral is or may be located and in any other jurisdiction that Lender deems appropriate; and

          (b) Other Agreements - Any other agreements, documents, assignments, instruments and writings required to evidence, perfect or protect Lender's lien and security interest in the Collateral required hereunder or as Lender may reasonably request from time to time.

     3.3 Other Actions: In addition to the foregoing, Borrowers shall do anything further that may be lawfully and reasonably required by Lender to secure Lender and effectuate the intentions and objects of this Agreement, including, but not limited to, obtaining the written consent of BKR, Inc. and Healthlink, Ltd. to the pledge by RUSA of the Healthlink Interest, the execution and delivery of continuation statements, amendments to financing statements, security agreements, contracts and any other documents required hereunder. At Lender's request, Borrowers shall also immediately deliver to Lender all items for which Lender must receive possession to obtain a perfected security interest, including, without limitation, all notes, letters of credit, certificates and documents of title, chattel paper (including, but not limited to, all Rental Agreements), warehouse receipts, instruments, and any other similar instruments constituting Collateral.

     3.4 Collateral Pledge: On the Closing Date, as further security for payment of the Obligations and satisfaction by Borrowers of all covenants and undertakings contained in this Agreement and the other Loan Documents, Lender shall receive a collateral pledge from RUSA of all of the capital stock of each of the other Borrowers, to the extent not currently pledged to Lender.
     3.5  Searches:

          (a) Lender shall, prior to or at Closing, and thereafter as Lender may determine from time to time, all at Borrowers' expense, obtain, or Borrowers shall obtain at Lender's request, the following searches against each Borrower, under their current and former names and the names of each Person from whom any Borrower acquired assets outside of the ordinary course of business within the past five years (the results of which are to be consistent with the warranties and representations made by Borrowers in this Agreement):

               (i) UCC searches with the Secretary of State/Commonwealth and local filing office of each state where each Borrower maintains or has maintained its respective executive office, a place of business, or assets and where any Person acquired by a Borrower maintains or has maintained its respective executive office, a place of business, or assets;

               (ii)  Judgment, federal tax lien and corporate tax
lien   searches,  in  all  applicable  filing  offices  of   each
state/commonwealth searched under subparagraph (a)(i) above.

          (b) Borrowers shall, prior to or at Closing and at its expense, obtain and deliver to Lender good standing certificates showing each Borrower to be in good standing in its state/commonwealth of incorporation and in each other state or foreign country in which it is doing and presently intends to do business for which qualification is required.

     3.6 Landlord's and Mortgagee's Waivers: To the extent not previously delivered to Lender, Borrowers will cause each owner of any premises occupied by any Borrower or to be occupied by any Borrower and each mortgagee of any premises owned or occupied by any Borrower to execute and deliver to Lender an instrument, in form and substance satisfactory to Lender, under which such owner(s) or mortgagee(s) respectively, subordinates its/his/their interests in and waives its/his/their right to distrain on or foreclose against the Collateral and agrees to allow Lender to remain on such premises to dispose of or deal with any Collateral located thereon.

     3.7 Filing Security Agreement: A carbon, photographic or other reproduction or other copy of this Agreement or of a financing statement is sufficient as and may be filed in lieu of a financing statement.

     3.8 Power of Attorney: Each of the officers of Lender is hereby irrevocably made, constituted and appointed the true and lawful attorney for each Borrower (without requiring any of them to act as such and without liability of any kind for so acting) with full power of substitution to do the following: (1) execute in the name of such Borrower any financing statements, amendments, schedules, assignments, instruments, documents and statements that such Borrower is obligated to give Lender hereunder or which are necessary or desirable to perfect Lender's security interest or lien in the Collateral; (2) endorse the name of such Borrower upon any and all checks, drafts, money orders and other instruments for the payment of monies that are payable to such Borrower and constitute collections on Accounts or other Collateral; and (3) following the occurrence and during the continuance of an Event of Default, do such other and further acts and deeds in the name of such Borrower that Lender may deem necessary or desirable to enforce or collect any Account or other Collateral.

    SECTION 4.  CLOSING AND CONDITIONS PRECEDENT TO ADVANCES

     Closing  is  subject  to the following conditions  precedent
(all documents to be in form and substance satisfactory to Lender and Lender's counsel):

     4.1 Resolutions, Opinions, and Other Documents: Borrowers shall have delivered to Lender the following:

          (a) this Agreement and the Revolving Credit Note properly executed by Borrowers;

          (b) each Loan Document required to be executed by any Borrower or by any other Person under any provision of this Agreement or any related agreement;

          (c) certified copies of (i) resolutions of each Borrower's board of directors authorizing the execution and performance of this Agreement, the Revolving Credit Note to be issued hereunder and each other Loan Document to be delivered from time to time in conjunction with this Agreement and (ii) each Borrower's Articles and Certificate of Incorporation and By-laws;

          (d) an incumbency certificate for each Borrower identifying all Authorized Officers, with specimen signatures;

          (e)  good standing certificates for each Borrower;

          (f) a written opinion from and executed by independent counsel for Borrowers addressed to Lender;

          (g) such financial statements, reports, certifications and other operational information concerning Borrowers, including, without limitation, Borrowers' June 30, 1997 consolidated audited financial statements and unqualified opinion (without explanatory paragraphs) of its independent certified public accountants and any other information required to be delivered hereunder;

          (h) certificate of each Borrower's chief executive officer stating that there has not occurred as of the Closing any material adverse change in the business, operations, condition (financial or otherwise) or prospects of such Borrower since June 30, 1997 or December 31, 1997;

          (i) payment by Borrowers of all fees and expenses including, without limitation, the Facility Fee to be paid to Lender as of the Closing and all Expenses associated with this Agreement incurred to the Closing Date;

          (j) all documents and agreements required with respect to the Collateral, including without limitation, landlord's and mortgagees' waivers properly executed and Financing Statements properly executed by Borrowers;

          (k) evidence that acceptable liability, property, casualty and business interruption insurance is in place for each Borrower and that Lender is named as lender's loss payee and additional insured with respect thereto;

          (l) a written consent from BKR, Inc. and Healthlink, Ltd. to the pledge by RUSA of the Healthlink Interest;

          (m) all Rental Agreements and Monitoring Agreements in effect;

          (n)   a stock pledge agreement from RUSA pledging  100%
of the capital stock of Reliable-Hawk, Inc. to Lender and delivery to Lender of the original stock certificates pledged thereby along with undated stock powers endorsed in blank;

          (o) either (i) an amendment to the Registration Agreement amending the definition of "Registrable Securities" contained therein to include (A) all shares of common stock issued upon conversion of RUSA's 1997 Series B Preferred Stock and (B) all shares of common stock issued by RUSA to Holdings in connection with this Agreement, or any prior agreements among Borrowers and Lender, as the same have been or may hereafter be amended, restated, modified or supplemented from time to time or in connection with any waivers of any of the provisions thereof or (ii) proof satisfactory to Lender of the effectiveness of the registration statement on Form S-3 filed by RUSA with the SEC on August 20, 1997 registering the shares of RUSA common stock described in clauses (A) and (B) above; and
          (p) such other documents, instruments and agreements which Lender reasonably requests and which must be satisfactory to Lender.

     4.2   Absence  of Certain Events:  At the Closing  Date,  no
Potential Default or Event of Default hereunder shall have occurred and be continuing, nor shall there have occurred, since June 30, 1997 or December 31, 1997, any material adverse change in the assets, operations, condition (financial or otherwise), products or prospects of any Borrower.

     4.3 Warranties and Representations at Closing: The warranties and representations of Borrowers contained in Section 5 as well as any other section of this Agreement or any other Loan Document shall be true and correct on the Closing Date with the same effect as though made on and as of that date. No Borrower shall have taken any action or permitted any condition to exist which would have been prohibited in this Agreement or any other Loan Document.

     4.4 Compliance with this Agreement: Borrowers shall have performed and complied with all agreements, covenants and conditions contained herein or in any other Loan Document which are required to be performed or complied with by them before or at the Closing Date, including, without limitation, the provisions of Sections 4 and 6 hereof.

     4.5 Chief Executive Officer's Certificate: Each Borrower shall provide Lender with an officer's certificate signed by its chief executive officer certifying that all conditions to Closing contained in this Agreement have been fulfilled.

     4.6     Verifications:    Lender   shall    have    received
verifications  of  Borrowers'  Monitoring  Agreements  and  other
Operating Contracts satisfactory to it.

     4.7   Additional  Equity:   RUSA  shall  have  received  Net
Proceeds from the Secondary Offering of not less than $7,000,000 without taking into account any proceeds of any over-allotment shares.

     4.8 Closing: Subject to the conditions of this section, the initial additional Advances under this Agreement shall be made available on such date (the "Closing Date") and at such time as may be mutually agreeable to the parties contemporaneously with the execution hereof (the "Closing") at such place as may be requested by Lender.

     4.9   Effectiveness of Increase in Maximum Revolving  Credit
Amount: Notwithstanding anything herein to the contrary, the Maximum Revolving Credit Amount available to Borrowers shall be limited to $15,500,000 and shall not increase to $18,000,000 until, in addition to satisfaction of each of the other conditions to closing, satisfaction of the following additional conditions precedent (all documents to be in form and substance satisfactory to Lender and Lender's counsel):

          (a) consummation of the Acquisition on terms and conditions satisfactory to Lender, and delivery of proof of such consummation;

          (b) the execution by RUSA and delivery to Lender of the Jupiter Pledge Agreement along with the delivery to Lender of the original stock certificates so pledged and undated stock powers duly endorsed in blank; and

          (c) joinder of Jupiter as a Borrower under this Agreement and the other Loan Documents and the execution by Jupiter and delivery to Lender of all documents, instruments and agreements required by Lender in connection with such joinder including, without limitation, amendments to the Loan Documents and an allonge to the Revolving Credit Note.

     4.10 Non-Waiver of Rights: By completing the Closing hereunder, or by making Advances hereunder, Lender does not thereby waive a breach of any warranty or representation made by any Borrower hereunder or a breach under any agreement, document, or instrument delivered to Lender or otherwise referred to herein, and all of Lender's claims and rights resulting from any breach or misrepresentation by any Borrower are specifically reserved by Lender.

     4.11 Future Advances: Lender shall have no obligation of any kind to make any Advance after the Closing Date if a Potential Default or an Event of Default is outstanding. If Lender at any time or from time to time elects (in its sole and absolute discretion) to make an Advance notwithstanding the existence of a Potential Default or Event of Default, the making of such Advance shall not constitute or create (a) any waiver of such a Potential Default or Event of Default or (b) any duty or obligation to make Advances thereafter.

     4.12  Warranties  and Representations upon Future  Advances:
Each request by Borrowers for an Advance under the Revolving Credit in any form following the Closing Date shall constitute an automatic representation and warranty by Borrowers to Lender to the effect that:

          (a) No Event of Default or Potential Default then exists;

          (b) Each Advance is within and fully complies with the terms and conditions of this Agreement (including, but not limited to, the conditions for Advances); and

          (c)   Each  representation and warranty  set  forth  in
Section 5 of this Agreement is then true and correct in all material respects, as though made on the funding date for such Advance, except for such changes as are expressly permitted by a covenant contained herein.

           SECTION 5.  REPRESENTATIONS AND WARRANTIES

Each Borrower jointly and severally warrants and represents to Lender that:

     5.1  Corporate Organization and Validity:

          (a) Each Borrower is a corporation duly organized and validly existing under the laws of the state identified as the state of incorporation in Section 1 above and is duly qualified, is in good standing and has lawful power and authority to engage in business in each state where the nature and extent of its business requires qualification except where the absence of good standing would not have a Material Adverse Effect. A list of all states and other jurisdictions where each Borrower is qualified to do business is attached hereto as Schedule "5.1" and made a part hereof.

          (b) The making and performance of this Agreement and each Loan Document will not breach or violate any law, statute, government rule or regulation, any judgment, order, decree, writ, injunction or award, or the charter, minutes or bylaws of each Borrower or violate or result in a default (immediately or with the passage of time or notice or both) under any contract, indenture, agreement or instrument to which any Borrower is a party, or by which any Borrower is bound. No Borrower is in violation of any term of any material agreement or instrument to which it is a party or by which it may be bound or of any provision of its charter, minutes or bylaws.

          (c) Each Borrower has all requisite corporate power and authority to enter into and perform this Agreement and each Loan Document to which it is a party and to incur the obligations herein provided for, and has taken all proper and necessary corporate action to authorize the execution, delivery and performance of this Agreement, the Revolving Credit Note and the other Loan Documents.

          (d) This Agreement, the Revolving Credit Note, and all other Loan Documents, when delivered, will be valid and binding upon the respective Person(s) who are parties thereto and enforceable in accordance with their respective terms.

     5.2 Insurance: Schedule "5.2" sets forth all policies of property, casualty, liability, business interruption and other insurance maintained by Borrowers. All such policies are in full force and effect and the amounts of coverage, deductibles, risks insured against and other terms and provisions are customary in Borrowers' industry and are adequate for Borrowers' business and assets.

     5.3 Litigation: Except as set forth on Schedule "5.3" thereto, (i) there are no judgments or judicial, administrative, regulatory or arbitration orders, decrees, rulings, or awards outstanding, or (ii) proceedings or litigation pending or, to the knowledge of any Borrower, threatened against or affecting any Borrower in any court or before any governmental authority or arbitration board or tribunal seeking either equitable relief or damages of $25,000 or more. No Borrower is in default with respect to any order, decree, ruling or award of any court, governmental authority, regulatory agency or arbitration board or tribunal. All lawsuits against any Borrower commenced during the past five years and seeking damages of $50,000 or more are set forth on Schedule "5.3" hereto.
     5.4 Title to Properties: Each Borrower has exclusive title to all of its Property in fee simple (or its equivalent under applicable law) free from Liens and free from the claims of any other Person, except for (i) those existing Liens set forth on Schedule "5.4" attached hereto and made part hereof, (ii) mechanics', carriers', workmen's, repairmen's or other like Liens arising or incurred in the ordinary course of such Borrower's business; and (iii) Liens, if any, for taxes, assessments and other governmental charges which are not due and payable, but may nevertheless exist by operation of law. No Borrower owns any real property except as set forth on Schedule "5.4(b)" hereto.

     5.5 Patents and Trademarks: Each Borrower owns or has the exclusive unconditional right to use all the patents, patent applications, trademarks, trademark applications, service marks, trade names, and copyrights, that are material for the present and planned future conduct of its business, without any known conflict with the rights of others. A list of all such patents, patent applications, trademarks, trademark applications, licenses, and copyrights owned or otherwise used by any Borrower (indicating the nature of such Borrower's interest) is attached hereto as Schedule "5.5", and made a part hereof. No Borrower is in default of any obligation or undertaking with respect to such Property or rights. Except as set forth on Schedule "5.5" hereto, no Borrower licenses or sublicenses any such rights or property interests to any other Person.

     5.6 Governmental Consent: Neither the nature of any Borrower or of its business or Property, nor any relationship between any Borrower and any other Person, nor any circumstance affecting any Borrower in connection with the execution or delivery of any Loan Document is such as to require a consent, approval or authorization of, or filing (other than filing of UCC-1 financing statements), registration or qualification with, any governmental authority on the part of any Borrower in conjunc tion with the execution, delivery and performance of this Agree ment or the issuance or delivery of the Revolving Credit Note, or other Loan Documents.

     5.7 Taxes: All tax returns required to be filed by each Borrower in any jurisdiction have in fact been filed, and all taxes, assessments, fees and other governmental charges upon each Borrower or upon any of its Property, income or franchises, which are due and payable have been paid, except for those taxes being contested in good faith with due diligence by appropriate proceed ings for which appropriate reserves have been maintained under GAAP. No Borrower is aware of any proposed additional tax assess ment or tax to be assessed against or applicable to any Borrower.

     5.8 Financial Statements: The Fiscal Year of each Borrower ends on June 30 of each year. Borrowers' audited consolidated and consolidating Financial Statements as at and for the year ended June 30, 1997 fairly present the financial condition and results of operations of Borrowers (and each of them) as of the date(s) and for the period(s) set forth therein, and have been prepared in accordance with GAAP. Borrower's unaudited consolidated and consolidating financial statements as at and for the six months ended December 31, 1997 fairly present the financial condition and results of operations of Borrowers (and each of them) as of the date(s) and for the period(s) set froth therein, and have been prepared in accordance with GAAP consistently applied. There has been no material adverse change in the financial condition or results of operations of Borrowers (as set forth in the consolidating and consolidated audited year-end Financial Statements) since either December 31, 1997 or June 30, 1997.

       5.9 Full Disclosure: Neither the financial statements referred to in Section 5.8, nor this Agreement or related agreements and documents or any written statement furnished to Lender in connection with the negotiation of the Revolving Credit and contained in any financial statements or documents relating to the Collateral contain any untrue statement of a material fact or omit a material fact necessary to make the statements con tained therein or herein not misleading. There is no fact presently known to any officer of any Borrower which has not been disclosed to Lender in writing, which is reasonably likely to cause a Material Adverse Effect.

     5.10 Subsidiaries and Affiliates: Except as set forth on Schedule "5.10", RUSA has no direct or indirect Subsidiaries or Affiliates other than the other Borrowers. The Subsidiaries listed on Schedule 5.10 own no Property or assets of any nature and shall be dissolved as promptly as practicable.

     5.11 Guarantees, Contracts, etc:

          (a) No Borrower owns or holds any equity or long term debt investments in, has any outstanding advances to, has any outstanding guarantees for the obligations of, or has any outstanding borrowings from, any Person, except as described in Schedule "5.11(a)" attached hereto and made part hereof.

          (b) No Borrower is a party to any contract with any vendor or customer for the purchase, sale or license of inventory or the performance of services with respect to any Borrower's business operations, except as described on Schedule "5.11(b)" attached hereto and made part hereof. Each such contract or agreement is in full force and effect, no notice of termination has been given with respect thereto, and Borrower is not in default thereof.

          (c) No Borrower is a party to any contract or agree ment, or subject to any charter or other corporate restriction, which is reasonably likely to cause a Material Adverse Effect.

          (d) Except as otherwise specifically provided in this Agreement, no Borrower has agreed or consented to cause or permit any of its Property, whether now owned or hereafter acquired, to be subject in the future (upon the happening of a contingency or otherwise) to a Lien not permitted by this Agreement.

          (e) No Borrower is a party to any contract with any consultant or other advisor for the receipt of consulting or similar services with respect to such Borrower's business operations, except as described in Schedule "5.11(e)" attached hereto and made a part hereof.

          (f) Monitoring Agreements are separate agreements from Rental Agreements; no Monitoring Agreement is also a Rental
Agreement.

               (g) No Borrower is a party to any lease for any real or personal property except as set forth in Schedule "5.11(g)" hereto. True and correct copies of all leases listed on Schedule "5.11(g)" have been delivered to Lender and all such leases remain in full force and effect and no party is in breach or violation thereof.

     5.12 Government Regulations and Compliance:

          (a) The use of the proceeds of the Advances and each Borrower's issuance of the Revolving Credit Note will not directly or indirectly violate or result in a violation of the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations U, T, G and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. No Borrower owns or intends to carry or purchase any "margin security" within the meaning of said Regulations.

          (b)   (i)  Each  Employee Benefit Plan, as  defined  in
Section 3(3) of ERISA, (other than a multi-employer plan described in Section 3(37) of ERISA) maintained by any Borrower or in which any Borrower is a participating employer has been maintained in all material respects in accordance with its terms and with applicable law, and (ii) each such Employee Benefit Plan which is intended to be tax-qualified currently satisfies, and for all years subsequent to the establishment of such Plan and with respect to which any Borrower's income tax returns are open to audit, has satisfied, the requirements of Section 401(a) or 403 of the Code, except that if any such requirement has not been satisfied, the failure to satisfy such requirements has not had, and in the future will not have, a Material Adverse Effect (assuming the continued conduct of the any Borrower's business is substantially consistent with past practice), (iii) no such Employee Benefit Plan has engaged in or been involved in a Prohibited Transaction (as defined in ERISA) under ERISA or the Internal Revenue Code, and (iv) no such Employee Benefit Plan has been terminated, which termination is reasonably likely to have a Material Adverse Effect. No Borrower nor any member of a
Controlled Group (as defined in ERISA) has received notice of a claim asserted against any Borrower or other members of the
Controlled Group for withdrawal liability (as defined in the Multiemployer Pension Plan Amendments Act of 1980, as amended) with respect to any multiemployer pension plan. All Borrowers have timely made all contributions when due with respect to any multiemployer pension plan in which any of them participate and, no event has occurred triggering a claim against any Borrower or any member of a Controlled Group including any Borrower for withdrawal liability with respect to any multi-employer pension plan. All Employee Benefit Plans and multi-employer plans maintained by any Borrower are listed on Schedule "5.12" attached hereto and made a part hereof.

          (c) No Borrower is in violation of any applicable statute, regulation or ordinance of the United States of America, or of any state, city, town, municipality, county or of any other jurisdiction, or of any agency thereof, (including without limitation, environmental laws and regulations and regulations of any Public Utility Commission) which violation by itself or in the aggregate with any other such violations would have a Material Adverse Effect on the Borrowers, and each Borrower possesses all licenses, permits and governmental and quasi-governmental approvals needed to operate its business, except where the failure to do so would not, individually or in aggregate, have a Material Adverse Effect on the Borrowers.

          (d) Each Borrower is current with all reports and documents required to be filed with any state or federal secu rities commission or similar agency and is in full compliance in all material respects with all applicable rules and regulations of such commissions.

     5.13 Business Interruptions: Within two (2) years prior to the Closing Date, neither the business, Property nor operations of any Borrower have been materially and adversely affected in any way by any casualty, strike, lockout, combination of workers, order of the United States of America, or any state or local government, or any political subdivision or agency thereof, directed against such Person. There are no pending or threatened labor disputes, strikes, lockouts or similar occurrences or grievances against the business being operated by any Borrower.

     5.14 Names and Addresses: During the five (5) years prior to the Closing Date, no Borrower has (i) except as set forth on Schedule "5.14", conducted business under or used any other names (whether corporate or assumed) except for its present corporate name or, (ii) acquired any assets outside of the ordinary course of business or (iii) conducted business at any addresses except for the addresses listed in Schedule "5.14". Each Borrower is the sole owner of its name and any and all business done and all invoices using such Borrower's name or any names listed in Schedule "5.14" represent sales and business of such Borrower and are owned solely by such Borrower.

     5.15 Other Associations:  Except as shown on Schedule "5.15"
hereto,   no  Borrower  is  engaged  in  any  joint  venture   or
partnership with any other Person.

     5.16  Environmental Matters:  Except as  shown  on  Schedule
"5.16" attached hereto and made a part hereof, no Borrower has knowledge:

          (a) of the presence of any Hazardous Substances or underground storage tanks on any of the real property on which the Collateral is located, or

          (b) of any on-site spills, releases, discharges, disposal or storage of Hazardous Substances that have occurred or are presently occurring on any of such real property, or

          (c) of any spills, releases, discharges or disposal of Hazardous Substances that have occurred, are presently occurring, on or at any other real property as a result of the activities, conduct, action or inaction of any Borrower, or

          (d) of any notice, summons, citation or other communication sent to any Borrower from any state or federal agency concerning any intentional or unintentional action or conduct, inaction or omission, past or present which is or may be in violation of any state or federal environmental law, rule or regulation.

As used herein, the term "Hazardous Substances" means any substances defined or designated as hazardous or toxic waste, hazardous or toxic material, hazardous or toxic substance or similar term, by any environmental statute, rule or regulation of any governmental entity presently in effect and applicable to such real property.

     5.17 Regulation O: No director, executive officer or principal shareholder of any Borrower is a director, executive officer or principal shareholder of Lender. For the purposes hereof the terms "director" (when used with reference to Lender), "executive officer" and "principal shareholder" have the respective meanings assigned thereto in Regulation O issued by the Board of Governors of the Federal Reserve System.

     5.18  Capital Stock:  The authorized and outstanding capital stock of each Borrower is as set forth on Schedule "5.18" attached hereto and made part hereof. All of the capital stock of each Borrower has been duly and validly authorized and issued and is fully paid and non-assessable and has been sold and delivered to the holders thereof in compliance with, or under valid exemption from, all federal and state laws and the rules and regulations of all regulatory bodies thereof governing the sale and delivery of securities. Except as provided in Schedule "5.18", there are no subscriptions, warrants, options, calls, commitments, rights or agreements by which any Borrower is bound relating to the issuance, transfer, voting or redemption of shares of any of their capital stock or any pre-emptive rights held by any Person with respect to the pre-emptive rights held by any party with respect to the shares of capital stock of any Borrower. Except as provided in Schedule "5.18", no Borrower has issued any securities convertible into or exchangeable for shares of its capital stock or any options, warrants or other rights to acquire such shares or securities convertible into or exchangeable for such shares.

     5.19 Solvency: Each Borrower is able to pay its debts as they become due, has sufficient capital to carry on its business operations, and presently owns property having a fair salable value which is greater than the amount required to pay all of such Borrower's debts as they become due.

     5.20  Monthly  MRR:   Each Operating Contract  entered  into
before, from and after the date hereof, will be valid and enforceable in accordance with its terms and will arise from the performance in the ordinary course of business of services by a Borrower. Additionally, all Operating Contracts between a Borrower and its customers are and shall be set forth in a written contract, which contract shall be in a form consistent with standard industry practice and such Borrower's standard forms.

     5.21  Qualified Accounts:  Except as set forth  in  Schedule
"5.21", all Accounts are Qualified Accounts.

               SECTION 6.  AFFIRMATIVE COVENANTS

     Each Borrower covenants that until all of the Obligations to Lender are paid and satisfied in full and the Revolving Credit has been terminated:

     6.1 Payment of Taxes and Claims: Each Borrower shall pay, before they become delinquent,

          (a) all taxes, assessments and governmental charges or levies imposed upon Borrowers or upon the Collateral, including, without limitation, excise taxes, and

          (b) all claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons entitled to the benefit of statutory or common law Liens, which, if unpaid, might result in the imposition of a Lien upon its Property;
provided, however, that no Borrower shall be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall at the time be contested diligently and in good faith and by appropriate proceedings by such Borrower, and if such Borrower shall have set aside on its books adequate reserves in respect thereof, if so required in accordance with GAAP; which deferment of payment is permissible so long as such Borrower's title to, and its right to use, the Collateral are not materially adversely affected thereby and Lender's Lien and priority on the Collateral are not materially and adversely affected, altered or impaired thereby.

     6.2  Maintenance  of  Properties, Collateral  and  Corporate
          Existence:

          (a) Property - Each Borrower shall maintain its Property in good condition and make all renewals, replacements, additions, betterments and improvements thereto reasonably required in the ordinary course of such Borrower's business, and will pay and discharge when due the cost of repairs and maintenance to its Property.

          (b) Property Insurance - Each Borrower shall maintain insurance on all insurable tangible Collateral against fire, flood, casualty and such other hazards as may be acceptable to Lender in such amounts, with such deductibles and with such insurers as may be acceptable to Lender. The policies of all such casualty insurance shall contain standard Lender's Loss Payable clauses issued in favor of Lender under which all losses thereunder shall be paid to Lender as Lender's interest may appear. Such policies shall expressly provide that the requisite insurance cannot be altered or canceled without thirty (30) days prior written notice to Lender and shall insure Lender notwith standing the act or neglect of the insured. At or prior to Closing, Borrowers shall furnish Lender with duplicate original policies of insurance or such other evidence of insurance as Lender may require. In the event Borrowers fail to procure or cause to be procured any such insurance or to timely pay or cause to be paid the premium(s) on any such insurance, Lender may do so for Borrowers but Borrowers shall continue to be liable for the same. Each Borrower hereby appoints Lender as its attorney-in-fact, exercisable at Lender's option, to endorse any check which may be payable to such Borrower in order to collect the proceeds of such insurance. Any and all amount or amounts received or collected by Lender pursuant to the provisions of this paragraph may be applied by Lender to any Obligations (in which case the Maximum Credit Amount shall be reduced by the amount so applied) or to repair, reconstruct or replace the loss of or damage to Col lateral as Lender in its sole judgment may from time to time determine.

          (c) Public Liability and Business Interruption Insurance - Each Borrower shall maintain, and shall deliver to Lender upon Lender's request evidence of, public liability insurance in such amounts as is customary for companies in the same or similar businesses located in the same or similar area including, without limitation, business interruption insurance.

          (d) Financial Records - Each Borrower shall keep current and accurate books of records and accounts in which full and correct entries will be made of all of its business trans actions, and will reflect in its financial statements adequate accruals and appropriations to reserves, all in accordance with GAAP.

          (e) Corporate Existence and Rights - Each Borrower shall do (or cause to be done) all things necessary to preserve and keep in full force and effect its existence, good standing, rights and franchises.

          (f) Compliance with Law - Each Borrower shall comply with all laws, ordinances, governmental rules and regulations to which it is subject, and shall obtain and maintain any licenses, permits, franchises or other governmental authorizations, necessary to the ownership of its Property or to the conduct of its business.

          (g) Collection of Accounts - Each Borrower shall continue to collect its Accounts in the ordinary course of its business.

     6.3 Places of Business: Borrowers shall give thirty (30) days prior written notice to Lender of any change in the location of any place of business of any Borrower, of the places where records concerning its Accounts are kept, of the places where the Collateral is kept, or of the establishment of any new, or the discontinuance of any existing places of business.

     6.4 Business Conducted: Each Borrower shall continue in the business presently operated by it using its best efforts to maintain its customers and goodwill. Based upon representations made by Borrower to Lender to induce Lender to establish the Revolving Credit for Borrower, no Borrower shall engage, directly or indirectly, in any line of business substantially different from the business conducted by it immediately prior to the Closing Date, or engage in business or lines of business which are not reasonably related thereto.

     6.5 Litigation: Borrowers shall give prompt written notice to Lender of any litigation pending, threatened or affecting any Borrower which involves in any such case more than (i) $25,000 or
(ii) Recurring Monthly Revenue of $5,000 or more.

     6.6 Certain Taxes: Borrowers shall pay all taxes (other than taxes based upon or measured by Lender's income or revenues or any personal property tax), if any, in connection with the issuance of the Revolving Credit Note, and the recording of any Lien documents. The obligations of Borrowers under this Section
6.6 shall survive the payment of the Obligations and the termi nation of this Agreement.

     6.7 Bank Accounts: As additional consideration for the Loans and in order to more fully secure Borrowers' Obligations to Lender, each Borrower shall maintain all of its principal depository and disbursement account(s) with Lender except for Borrowers' payroll account(s).

     6.8 Employee Benefit Plans: Each Borrower will (a) fund all its Employee Benefit Plans in a manner that will satisfy the minimum funding standards of Section 302 of ERISA, or will promptly satisfy any accumulated funding deficiency that arises under Section 302 of ERISA, (b) furnish Lender, promptly after the filing of the same, with copies of all reports or other statements filed with the United States Department of Labor, the Pension Benefit Guaranty Corporation ("PBGC") or the Internal
Revenue Service ("IRS") with respect to all Employee Benefit Plans, or which any Borrower or any member of a Controlled Group, may receive from the United States Department of Labor, the IRS or the PBGC, with respect to all such Employee Benefit Plans, and
(c) promptly advise Lender of the occurrence of any Reportable Event (as defined in Section 4043 of ERISA other than the type of event with respect to which the PBGC has waived the 30-day notice requirement of Section 4043 of ERISA) or Prohibited Transaction (as defined by ERISA) with respect to any such Employee Benefit Plan(s) and the action which such Borrower proposes to take with respect thereto. Each Borrower will make all contributions when due with respect to any multi-employer pension plan in which it participates and will promptly advise Lender (i) upon its receipt of notice of the assertion against such Borrower of a claim for withdrawal liability, (ii) upon the occurrence of any event which, to the best of such Borrower's knowledge, would trigger the assertion of a claim for withdrawal liability against such Borrower, and (iii) upon the occurrence of any event which, to the best of such Borrower's knowledge, would place such Borrower in a Controlled Group (other than those Controlled Groups in which any Borrower is a member as of the Closing Date) as a result of which any member (including any other Borrower) thereof is reasonably likely to be subject to a claim for withdrawal liability, whether liquidated or contingent.

     6.9 Submission of Collateral Documents: Borrowers shall promptly notify Lender if an Account becomes evidenced or secured by an instrument or chattel paper. Borrowers will promptly deliver to Lender any instrument evidencing an Account and all chattel paper including, but not limited to, all Rental Agreements (and all amendments and extensions thereof).

     6.10 Other Governmental Contracts: Following the occurrence of an Event of Default and if requested by Lender, Borrowers will execute any documents or agreements and take any steps required by Lender so that all monies due and to become due under any contract(s) with the United States or any department, agency or instrumentality thereof are assigned to Lender and notice thereof given to and acknowledged by the appropriate government agency or authority under the Federal Assignment of Claims Act.

     6.11 Financial Covenants: Borrowers shall maintain and comply with the following financial covenants, all of which shall be calculated on a consolidated basis:

          (a) Ratio of Cash Flow to Interest Expense: Borrowers shall have and maintain ratios of Cash Flow to Interest Expense (excluding non-cash original issue discount interest expense) of not less than the following ratios as of the last day of each Fiscal Quarter for each of the following Fiscal Quarters then ending:


          Fiscal Quarter Ending              Minimum Ratio

          December 31, 1997                  1.25 to 1.0
          March 31, 1998                     1.25 to 1.0
          June 30, 1998 and thereafter       1.50 to 1.0

          (b)   Senior Funded Debt to Monthly Recurring  Revenue:
Borrowers shall have and maintain ratios of Senior Funded Debt to Monthly Recurring Revenue of not more than 20.0 to 1.00 as of the last day of each Fiscal Quarter for the Fiscal Quarter then ending.

          (c)    Ratio  of  Senior  Funded  Debt  to  Cash  Flow:
Borrowers shall have and maintain ratios of Senior Funded Debt to Cash Flow of not more than the following ratios as of the last day of each Fiscal Quarter for the following Fiscal Quarters then ending.

          Fiscal Quarter Ending              Maximum Ratio

          December 31, 1997                  7.28 to 1.0
          March 31, 1998                     7.28 to 1.0
          June 30, 1998                      5.25 to 1.0
          September 30, 1998 and thereafter  5.00 to 1.0

          (d)   Net  Income  (Loss):  Borrowers  shall  have  Net
Income (Loss) of not worse than the following amounts during each of the following Fiscal Quarters:

          Fiscal Quarter Ending         Net Income (Loss)

          December 31, 1997                   (1,230,000)
          March 31, 1998                      (1,230,000)
          June 30, 1998                       (1,230,000)
          September 30, 1998 and thereafter   (1,050,000)

     6.12 Financial and Business Information: Borrowers shall deliver to Lender the following:

          (a)    Financial  Statements  and  Collateral  Reports:
(i) detailed monthly accounts receivable and accounts payables aging reports within thirty (30) days after the end of each calendar month; (ii) internally prepared monthly Financial State ments for Borrowers, accompanied by a Controller's Certificate, within thirty (30) days after the end of each calendar month and together with those monthly Financial Statements delivered as of the end of each Fiscal Quarter, Borrowers shall deliver Financial Statements reflecting Borrowers' results for the Fiscal Quarter then ending; (iii) annual projections (budget) of profit and loss statements, balance sheets and cash flow reports (prepared on a monthly basis) for the current Fiscal Year within forty-five (45) days after the start of each of Borrowers' Fiscal Years; (iv) annual audited Financial Statements for each Fiscal Year, accompanied by (1) the unqualified opinion (without explanatory paragraphs) of Borrowers' independent certified public accountants (which shall be a Big Four firm for all Fiscal Years) selected by Borrowers and acceptable to Lender and (2) a Controller's Certificate, within ninety (90) days after the end of each of Borrower's Fiscal Years; (v) an annual management letter and covenant compliance certificate prepared and executed by Borrower's independent certified public accountants, within ninety (90) days after the end of each of Borrower's Fiscal Years; (vi) within thirty (30) days after the end of each month, Borrowers shall submit to Lender (a) an aging of its MRR accounts receivable and an MRR reconciliation report, and within thirty
(30) days after the end of each Fiscal Quarter, a detailed aging of its MRR; (vii) copies of all reports sent to RUSA's shareholders and copies of all reports and registration statements filed under the Securities and Exchange Commission; and (viii) such other data, reports, certificates and information concerning Borrowers' financial or operating condition or status as Lender may request from time to time. Annual Financial Statements shall set forth in comparative form figures for the corresponding periods in the prior Fiscal Year.

          (b) Notice of Event of Default - Promptly upon becoming aware of the existence of any condition or event which constitutes a Potential Default or an Event of Default under this Agreement, a written notice to Lender specifying the nature and period of existence thereof and what actions Borrowers are taking (and propose to take) with respect thereto;

          (c) Accuracy of Projections - Each projection delivered to Lender pursuant to paragraph 6.12(a)(iii) above will be prepared in good faith and shall reflect each Borrower's reasonable estimate based upon facts and conditions then known to such Borrower. No fact known to any Borrower which will be reasonably likely to cause any such projections to be inaccurate or misleading will be withheld from Lender.

     6.13 Officers' Certificates: Within thirty (30) days of the end of each calendar quarter, each Borrower shall deliver to Lender a certificate from such Borrower's chief financial officer, in form and substance reasonably satisfactory to Lender, setting forth:

          (a) Covenant Compliance - the information (including detailed calculations, including without limitation, calculations showing Senior Funded Debt) required in order to establish whether such Borrower is in compliance with the requirements of Sections 6 and 7 as of the end of the period covered by the Finan cial Statements then being furnished and any exhibits appended to such Financial Statements under Section 6.12; and

          (b) Event of Default - That the signers have reviewed the relevant terms of this Agreement, and have made (or caused to be made under their supervision) a review of the transactions and conditions of such Borrower from the beginning of the accounting period covered by the Financial Statements being delivered there with to the date of the certificate, and that such review has not disclosed the existence during such period of any condition or event which constitutes an Event of Default or which is then, or with the passage of time or giving of notice, or both, would become an Event of Default hereunder, and if any such condition or event existed during such period or now exists, specifying the nature and period of existence thereof and what action such Borrower(s) have taken or proposes to take with respect thereto.

     6.14 Inspection and Verification: So long as the Revolving Credit has not been terminated and the Obligations paid in full, each Borrower will permit any of Lender's officers, agents or other representatives to visit and inspect, at any time (provided, however, that Lender shall, prior to the occurrence of an Event of Default, provide Borrower with prior reasonable notice of such visits or inspections), any of the Collateral, to examine all of such Borrower's books of account, records, reports and other papers, to make copies and extracts therefrom and to discuss its affairs, finances and accounts with its officers, employees and independent public accountants. All reasonable costs relating to any such visits and inspections shall be paid by Borrowers.

     6.15 Tax Returns and Reports: Borrowers shall promptly furnish Lender with copies of the annual federal and state income tax returns of Borrowers. Borrowers further agree that if requested by Lender, they shall promptly furnish Lender with copies of all reports filed by each Borrower with any federal, state or local governmental authority or agency, board or commission.

     6.16 Information to Participant: Lender may divulge to any participant or prospective participant it may obtain in the
Revolving Credit or any portion thereof, all information in its possession concerning Borrowers, their Property and financial condition, and furnish to such participant copies of reports, financial statements, projections, certificates, and documents obtained under any provision of this Agreement, or related agreements and documents, as well as copies of the Loan Documents.
     6.17 Material Adverse Developments: Borrowers agree that promptly upon becoming aware of any development or other information outside the ordinary course of business (excluding matters of a general economic, financial or political nature) which would have a Material Adverse Effect, or of Lender's failure to perform any of its obligations to Borrowers under this Agreement it shall give to Lender telephonic or facsimile notice specifying the nature of such development or information and such anticipated effect. In addition, such verbal communication shall be confirmed by written notice thereof to Lender on the same day such verbal communication is made.
     6.18 Lockbox Agreements: Each Borrower shall maintain arrangements under which all of such Borrower's Accounts are paid into a lockbox operated by Lender with collections transferred to Borrowers' deposit account with Lender subject to such check clearance procedures as Lender may establish. During the continuance of an Event of Default, all lockbox collections may, at Lender's discretion, be applied by Lender to the Obligations as Lender may determine in accordance with applicable law.

     6.19 Executive Management: At all times (i) Richard M. Brooks ("Brooks") shall be the Chairman, President and Chief Executive Officer of RUSA, (ii) Ronald A. Feldman ("Feldman") shall be the Vice President of RUSA, and (iii) following the consummation of the Acquisition, Robert May shall be the Executive Vice President of RUSA.

     6.20 Interest Rate Cap Agreement: Borrowers shall, until the second anniversary of the Closing, have in effect an interest rate cap agreement with any financial institution reasonably acceptable to Lender under which Borrowers eliminate their risk with respect to $9,000,000 of the Revolving Credit from increases in the Prime Rate above ten and one-half percent (10.5%) per annum. Notwithstanding the foregoing, Borrowers shall have thirty (30) days following the date of this Agreement to obtain such interest rate cap protection with respect to the additional $1,500,000 of protection being required hereby.

     6.21 Notice of Certain Events: Give prompt written notice to Lender of:

          (a) any claim that, if decided adversely to a Borrower, is reasonably likely to have a Material Adverse Effect, or which is the subject of a proceeding between any Borrower and any governmental regulatory body or law enforcement agency;

          (b) any labor controversy resulting or likely to result in a strike or work stoppage against any Borrower;

          (c) any proposal made in writing to any Borrower or any public action taken by any public authority to acquire the assets or business of any Borrower by eminent domain and/or condemnation;

          (d) the location of any Collateral other than at a Borrower's place of business disclosed in this Agreement other than Collateral in transit in the ordinary course of a Borrower's business;

          (e)  any actual change in (i) the name of any Borrower;
or (ii) corporate structure of any Borrower;

          (f) any circumstance or event which becomes known to any Borrower by virtue of which or in connection with which any Borrower may have or may incur any liability, expense or responsibility under any environmental law or regulation which is reasonably likely to have a Material Adverse Effect;

          (g) any information of which any Borrower has knowledge received by any Borrower with respect to Accounts or Recurring Monthly Revenue that is reasonably likely to materially and adversely affect the aggregate value thereof or the rights and remedies of Lender with respect thereto; and

          (h)  any Account ceasing to be a Qualified Account.

     6.22  Board Nominee: At each election of members  of  RUSA's
Board of Directors, a person recommended by Lender and reasonably acceptable to RUSA shall be nominated for election to RUSA's
Board of Directors.

     6.23 Board Observation: Lender shall be entitled to send up to two representatives to attend each meeting of (i) RUSA's Board of Directors, (ii) RUSA's Executive Committee and (iii) RUSA's shareholders. RUSA shall send written notice to Lender of all such meetings in the same form and at the same time it sends notice of such meetings to all other persons.

     6.24 Additional Equity: RUSA shall not issue any shares of capital stock other than (i) non-cumulative perpetual convertible preferred stock, (ii) common stock or (iii) cumulative perpetual convertible preferred stock provided the payment of dividends is limited to payment by delivery of either shares of preferred stock permitted hereby or common stock. RUSA shall at all times maintain the ownership of one hundred percent (100%) of the issued and outstanding capital stock of each other Borrower.

     6.25 Monitoring Agreements: Within ten (10) days after the end of each month, Borrowers will deliver to Lender (i) all Monitoring Agreements entered into by Borrowers during such month, and (ii) all extensions and amendments of existing Monitoring Agreements executed during such month. Monitoring Agreements will conform to the warranties and representations set forth in this Agreement and to the following additional warranties and representations:

               (i) A Borrower's right to receive payment is absolute and not contingent upon the fulfillment of any condition whatsoever, except for (1) its continuing to provide services under such contracts and (2) with respect to contracts arising in the ordinary course of its Monitoring Business pursuant to which customers prepay for services, such Borrower will render such services in the future;

                (ii)    such   Agreements  do  not   arise   from
transactions with an affiliate, parent, division or subsidiary of RUSA or to a person controlled by an affiliate, subsidiary or parent of RUSA;

              (iii) such Agreements do not arise from the exchange or barter of any goods or services;

               (iv) such Agreements are not the obligation of a customer located in a foreign country;

               (v) such Agreements do not contain a prohibition against assigning or granting a security interest therein;

                (vi)   such  Agreements  do  not  arise  from   a
transaction with a customer which is a creditor or an inventory or trade supplier of any Borrower;

              (vii) to the best knowledge of Borrowers, the customers thereunder have not (1) made a general assignment for the benefit of creditors or (2) filed or have had filed against it any petition under any bankruptcy law or other law or laws for the relief of debtors, or (3) suspended business; and

             (viii)  the customers thereunder have not denied  or
contested   their  obligations  to  make  payment  or   commenced
litigation against any Borrower.
                 SECTION 7. NEGATIVE COVENANTS

     Each Borrower covenants that until all of the Obligations are paid and satisfied in full and the Revolving Credit has been terminated, that:

     7.1  Sales,    Merger,    Consolidation,   Dissolution    or
          Liquidation:

          (a) No Borrower shall sell, lease, license, transfer or otherwise dispose of any of its Property, other than (1) inventory sold in the ordinary course of Borrower's business; and
(2) obsolete equipment sold or discarded in the ordinary course of such Borrower's business the absence of which (or a replacement item of similar value, quality or usefulness) would not be reasonably likely to have a Material Adverse Effect.

          (b) No Borrower shall merge or consolidate with any other Person, or commence a dissolution or liquidation, other than a merger of one or more Borrowers.

          (c) No Borrower shall permit its name to be changed without at least thirty (30) days prior written notice to Lender.

     7.2 Acquisitions: Without Lender's express prior written consent, no Borrower shall acquire all or a material portion of the stock, securities or assets of any Person in any transaction or in any series of related transactions (an "Acquisition") unless (i) such Acquisition is of an existing Monitoring Business and (ii) the purchase price payable by such Borrower for such Acquisition exceeds neither $1,000,000 nor 31.5 times Monthly Recurring Revenue of the Monitoring Business being acquired. No Borrower shall enter into any sale and leaseback transaction.

     7.3 Liens and Encumbrances: No Borrower shall cause or permit or agree or consent to cause or permit in the future (upon the happening of a contingency or otherwise), its Property (including, without limitation, the Collateral), whether now owned or hereafter acquired, to be subject to a Lien except for the following ("Permitted Liens"):

          (a) Liens securing taxes, assessments or governmental charges or levies or the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords, and other like persons, provided the payment thereof is not at the time required by Section 6.1;

          (b) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance, social security and other like laws and in connection with leases or trade contracts;

          (c) Existing and other Liens described in Section 5.4 and set forth on Exhibit "5.4" hereto which are not required to be terminated on the date hereof; and

          (d) Purchase Money Liens securing purchase money indebtedness not exceeding, in the aggregate as to all Borrowers, $100,000.00 in any rolling twelve month period (on a non-cumulative basis) which amount shall include the principal amount of all Capital Leases.

     7.4  Transactions With Affiliates or Subsidiaries:

          (a) No Borrower shall enter into any transaction involving the purchase, sale, contribution or exchange of
Property, or the loaning or giving of funds to or with any Subsidiary, any Affiliate, other than sales or acquisitions of inventory and payments therefor in the ordinary course of such Borrower's business;

          (b) No Borrower shall create or acquire any Subsidiary without Lender's express prior written consent.

     7.5 Indebtedness or Guarantees: Excepting (i) the endorsement in the ordinary course of business of negotiable instruments for deposit or collection, (ii) the Obligations,
(iii)  Indebtedness  under Purchase Money Liens  permitted  under
Section 7.3(d), (iv) Subordinated Indebtedness, (v) trade payables and other accrued liabilities incurred in the ordinary course of business,(vi) Indebtedness listed on Schedule "7.5" hereto and (vii) $200,000 of Capitalized Lease Obligations related to the Bethesda Memorial Hospital PERS program, no Borrower shall at any time be liable for any Indebtedness or subject to any liability, direct or indirect, primary or secondary, matured or contingent, in any manner, whether as borrower, obligor, principal, guarantor, surety, accommodation maker, or otherwise, for existing or future indebtedness of any kind, its own or of any other Person.

     7.6  Distributions, Redemptions and Other Indebtedness:

          No Borrower shall: (1) declare or pay or make any forms of Distribution to its shareholders other than stock dividends on the Preferred Stock and the redemption of the 1996 Series A Preferred Stock; (2) make any prepayments on any existing or future indebtedness for borrowed money (including capital leases) to any Person; (3) make any payments on any existing or future indebtedness for borrowed money (including Capital Leases) to any Person after the occurrence of an Event of Default hereunder; or (4) hereafter borrow money or obtain credit from or incur indebtedness to any Person other than Lender, except (i) trade credit in the ordinary course of business for the purchase of inventory to be sold in the ordinary course of Borrower's business, (ii) purchase money indebtedness as permitted under Section 7.3(d) and (iii) other indebtedness specifically permitted to be incurred thereafter under the terms of this Agreement.

     7.7 Loans and Investments: No Borrower shall make or have outstanding loans, advances, or extensions of credit to, or capital contributions or investments in, any Person, including, without limitation, any officers, employees and directors of any Borrower, except for (i) loans to or investments in another Borrower and (ii) loans not exceeding $2,500.

     7.8 Use of Lender's Name: No Borrower shall use Lender's name (or the name of any of Lender's affiliates) in connection with any of its business operations except in press releases approved in writing in advance by Lender. Borrowers may nevertheless disclose to third parties that they have a deposit and borrowing relationship with Lender. Nothing herein contained is intended to permit or authorize any Borrower to make any contract or commitment on behalf of Lender.

     7.9 Change in Capital Stock: There shall occur no change in the ownership of the stock of Borrowers (other than RUSA).

     7.10 Method of Business: No Borrower shall change the nature or methods of operation of its Business Operations in any material respect.
     7.11 Officer/Shareholder Compensation: The salary and bonuses of Brooks, Feldman and May may not exceed $275,000, $200,000, and $225,000, respectively, in any Fiscal Year. The
Borrowers may pay additional bonuses to Brooks and Feldman in 1998 in an aggregate amount not to exceed $112,500.

     7.12 Capital Expenditures: Borrowers shall not expend, on an aggregate basis, for Capital Expenditures (calculated on a non-cumulative basis) more than $250,000 in any rolling twelve month
period   exclusive  of  expenditures  in  connection   with   the
Capitalized Lease Obligations described in clause 7.5(vii) above. In addition, after consummation of the Acquisition, Borrowers shall be permitted to expend, on an aggregate basis, up to an additional $250,000 in any rolling twelve month period for Capital Expenditures in connection with the business operations acquired in the Acquisition.

     7.13 MRR Sales: No Borrower shall sell or otherwise dispose of Operating Contracts without Lender's prior written consent, except that without such consent Borrowers may, during any rolling twelve month period, sell or otherwise dispose of in the aggregate up to two percent of their Operating Contracts.

     7.14  Purchases  of  MRR:   No Borrower  shall  purchase  or
otherwise  acquire any Operating Contract without Lender's  prior written  consent  except as expressly permitted  in  Section  7.2 herein.

     7.15 Prohibited Transactions: No Borrower shall without Lender's prior written approval, (A) subcontract any services (other than arm's length subcontracting with unaffiliated third parties for response, installation and service calls in a manner acceptable to Lender) or otherwise not maintain full possession, dominion and control over all of its MRR, (B) provide subcontracting or so called "wholesale" services to other alarm businesses other than in arm's length transactions for which a Borrower can reasonably expect to earn a reasonable profit; or
(C) provide personnel and/or assets to any Affiliate for use in the management or operation of its business on other than fair, reasonable and arm's length cash compensation, payable not less often than monthly. Except as set forth in Schedule "7.15", under no circumstances may a Borrower subcontract to third parties the monitoring of any of such Borrower's MRR except upon the occurrence of any event which renders such Borrower's monitoring facility inoperative, and then only for the period of time during which such Borrower is required to repair or relocate such monitoring facility.

     7.16 Consulting Agreements: Other than the consulting agreements set forth in Schedule "5.11(e)", Borrowers shall not enter into any consulting or similar agreements requiring payments by Borrowers thereunder exceeding $50,000 in the aggregate in any Fiscal Year.

     7.17 Delinquencies: Borrowers shall not allow Delinquent Recurring Monthly Revenue to be more than six percent (6%) of MRR at any time. As used herein "Delinquent Recurring Monthly Revenue" means MRR under contracts with customers that are overdue in payment as follows: residential and personal accounts, more than ninety (90) days past due; commercial accounts, more than one hundred twenty (120) days past due; and municipal, hospital and school system accounts, more than one hundred fifty (150) days past due.

     7.18  Additional  MRR  Test:  Notwithstanding  Section  7.17
immediately above, Borrowers shall maintain at all times not less than $1,000,000 of MRR which is not Delinquent Recurring Monthly
Revenue.

     7.19 Modification of Financial Covenants: If Borrowers make any sales or acquisitions of MRR permitted hereunder, Borrowers and Lender agree to negotiate in good faith to establish new Financial Covenants to appropriately reflect the effect of such permitted sales and/or acquisitions of MRR. If Borrowers and Lender cannot so agree, then the Financial Covenants shall remain as set forth herein.

     7.20 Miscellaneous Covenants:

          (a) No Borrower shall become or be a party to any contract or agreement which would breach this Agreement, or breach, in any material respect, any other instrument, agreement or document to which any Borrower is a party or by which it is or may be bound.

          (b) No Borrower shall carry or purchase any "margin security" within the meaning of Regulations U, G, T or X of the Board of Governors of the Federal Reserve System, 12 C.F.R.,
Chapter II.

          (c)   Borrowers will not amend, terminate or modify any
Monitoring    Agreement,    Rental    Agreement    or    Extended
Warranty/Service Agreement except in the ordinary course of business consistent with past practices.


                      SECTION 8.  DEFAULT

     8.1 Events of Default: Each of the following events (subject to the passage of any applicable notice, grace or cure period set forth herein) shall constitute an event of default ("Event of Default") and Lender shall thereupon have the option to declare, as to each Borrower, all Obligations to Lender immediately due and payable all without demand, notice, presentment or protest or further action of any kind (it also being understood that the occurrence of any of the Events of Default set forth in subparagraphs (j), (k) or (l) shall automati cally cause an acceleration of the Obligations):

          (a) Payments - if any Borrower fails to make any pay ment of principal or interest hereunder when such payment is otherwise due and payable; or

          (b) Other Charges - if any Borrower fails to pay any other charges, fees or other monetary obligations owing to Lender arising out of or incurred in connection with this Agreement or the other Loan Documents when such payment is due and payable; or

          (c) Particular Covenant Defaults - if any Borrower fails to perform or observe any covenant, condition or undertaking contained in this Agreement, provided, however, that Borrowers shall have a ten (10) day cure period (without notice) with respect to the first three (3) covenant defaults of those covenants set forth in Sections 6.1, 6.2, 6.5, 6.6, 6.9, 6.10, 6.13, 6.15 and 6.21 hereof (such defaults may regard the same or different covenants set forth in such Sections), whether or not such covenant defaults are declared by Lender; or

          (d) Information - if any statement, report, financial statement, or certificate made or delivered by any Borrower or any of its officers, employees or agents, to Lender is not true and correct, in all material respects, when made or deemed made; or

          (e)    Uninsured  Loss  -  if  there  shall  occur  any
uninsured   or  underinsured  damage  to  or  loss,   theft,   or
destruction of the Collateral in an amount in excess of $100,000;
or

          (f) Warranties or Representations - if any warranty, representation or other statement by or on behalf of any Borrower contained in this Agreement, or in any other Loan Document, or in reference to this Agreement, or in any other existing or future agreement between any Borrower and Lender, is false, erroneous, or misleading in any material respect when made or deemed made; or

          (g) Agreements with Others - if any Borrower shall default beyond any grace or cure period under any agreement with any creditor for borrowed money of such Borrower, (including Capital Leases), and if as a result of such default, the holder of such Borrower's obligations declares or is permitted to declare any such obligation of such Borrower to become due prior to its maturity date or prior to its regularly scheduled date of payment; or

          (h) Other Agreements with Lender - if any Borrower breaches or violates any material term of, or if a Potential Default or an Event of Default, occurs under, any Loan Document or any other existing or future agreement (related or unrelated) between such Borrower and Lender (subject to any applicable grace or cure period which may be contained in any such other agreement); or

          (i) Judgments - if any final unappealable judgment for the payment of money which is not fully covered by insurance shall be rendered by any court of record against any Borrower, and such outstanding judgment has not been dismissed, discharged or satisfied within twenty (20) days after the entry thereof; or

          (j) Assignment for Benefit of Creditors, etc. - if any Borrower makes an assignment for the benefit of creditors generally, offers a composition or extension to creditors, or makes or sends notice of an intended bulk sale of any business or assets now or hereafter conducted by such Borrower; or

          (k) Bankruptcy, Dissolution, etc. - upon the commencement of any action for the dissolution or liquidation of any Borrower or the commencement of any case or proceeding for reorganization or liquidation of any Borrower's debts under the Bankruptcy Code or any other state or federal law, now or hereafter enacted for the relief of debtors, whether instituted by or against such Borrower, which in the case of any involuntary case under the Bankruptcy Code is not dismissed within thirty
(30) days from the commencement thereof (Lender having no obligation to make Advances and being entitled to seek adequate protection or otherwise protect its rights during such thirty
(30) day period); or

          (l)    Receiver   -  upon  the  application   for   the
appointment of a receiver, liquidator, custodian, trustee or similar official or fiduciary for any Borrower or for any Borrower's Property; or

          (m) Execution Process, etc. - the issuance of any execution or distraint process against any Borrower or any of Borrower's Property; or

          (n) Termination of Business - if any Borrower ceases any material portion of the Business Operations as presently conducted or alters the Business Operations in a material manner from the manner in which the Business Operations are currently conducted; or

          (o) Unlawful Activity - if any Borrower commits or is indicted for committing any criminal activity, or any Borrower engages in or is reasonably likely to have engaged in any type of activity which, in Lender's discretion, might result in the forfeiture of any material Property of such Borrower to any governmental entity, federal, state or local; or

          (p) Tax Liens - if a notice of a Lien, levy or assessment is filed of record with respect to any or all of any Borrower's Property by the United States government, or any department, agency or instrumentality thereof, or by any state, county, municipal or other government agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise, upon any or all of any Borrower's Property; or
          (q) Change of Control - RUSA shall suffer any Change in Control.

     8.2  Rights and Remedies:

          (a) In addition to all other rights, options and remedies granted to Lender under this Agreement, Lender may, upon or at any time after the occurrence and during the continuance of an Event of Default terminate the Revolving Credit, cease making Advances thereunder, and exercise all other rights granted to it hereunder and all rights under the UCC and any other applicable law or in equity, and under all Loan Documents permitted to be exercised after the occurrence of an Event of Default, including the following rights and remedies (which list is given by way of example and is not intended to be an exhaustive list of all such rights and remedies):

               (i) The right to take possession of, send notices regarding, and collect directly the Collateral, with or without judicial process (including, without limitation, the right to notify the United States postal authorities to redirect mail addressed to any Borrower to an address designated by Lender);

               (ii) The right to, by its own means or with judicial assistance, enter any Borrower(s)' premises and take possession of the Collateral, or render it unusable, or dispose or dismantle of the Collateral on such premises, without any liability for rent, storage, utilities or other sums;

              (iii) The right to require Borrowers at Borrowers' expense to assemble all or any part of the Collateral and make it available to Lender at any place designated by Lender; and

              (iv)    The  right to reduce the Maximum  Revolving
Credit Amount or to modify the terms and conditions upon which Lender is willing to consider making Advances under the Revolving
Credit.

          (b) Borrowers hereby agree that a notice received by them at least seven (7) days before the time of any intended public sale or of the time after which any private sale or other disposition of the Collateral is to be made, shall be deemed to be reasonable notice of such sale or other disposition. If
permitted   by  applicable  law,  any  perishable  inventory   or
Collateral or Pledged Collateral which threatens to speedily decline in value or which is sold on a recognized market may be sold immediately by Lender without prior notice to Borrowers. Borrowers covenant and agree not to interfere with or impose any obstacle, resistance or disruption to Lender's exercise of its rights and remedies with respect to the Collateral, after the occurrence and during the continuance of an Event of Default hereunder.

          (c) In addition to all other rights, options and remedies granted to Lender under this Agreement, Lender may, at any time, in its sole discretion with or without cause, relinquish or abandon any Collateral or any security interest therein.

     8.3 Continuation of Event of Default: Borrowers acknowledge and agree that if an Event of Default occurs it shall be deemed continuing unless Lender expressly agrees, in its sole discretion, and without any duty or obligation of any kind to agree or consider to agree, to waive or accept a cure of any such Event of Default.

     8.4 Nature of Remedies: Lender shall have the right to proceed against all or any portion of the Collateral and Pledged Collateral in any order and may apply such Collateral and Pledged Collateral to the Obligations in any order. All rights and remedies granted Lender hereunder and under any agreement referred to herein, or otherwise available at law or in equity, shall be deemed concurrent and cumulative, and not alternative remedies, and Lender may proceed with any number of remedies at the same time until the Obligations are satisfied in full. The exercise of any one right or remedy shall not be deemed a waiver or release of any other right or remedy, and Lender, upon the occurrence and during the continuance of an Event of Default, may proceed against Borrowers (or any one or more them), and/or the Collateral and Pledged Collateral, at any time, under any agreement, with any available remedy and in any order.

     8.5 Set-Off: If any bank account of any Borrower with Lender or with any participant is attached or otherwise liened or levied upon by any third party, Lender (and any participant) need not await the running of any applicable grace period hereunder, but Lender (and such participant as agent for Lender) shall have and be deemed to have the immediate right of set-off and may apply the funds or amount thus set-off against any Obligations.
     8.6  Confession of Judgment:

          (a) EACH BORROWER HEREBY IRREVOCABLY AND INDEPENDENTLY AUTHORIZES AND EMPOWERS ANY ATTORNEY(S) OR THE PROTHONOTARY OR CLERK OF ANY COURT OF RECORD IN THE COMMONWEALTH OF PENNSYLVANIA, OR ELSEWHERE, FOLLOWING THE OCCURRENCE OF AN EVENT OF DEFAULT, TO APPEAR FOR SUCH Borrower IN ANY SUCH COURT, WITH OR WITHOUT DECLARATION FILED, AS OF ANY TERM OR TIME, AND CONFESS OR ENTER JUDGMENT AGAINST SUCH BORROWER IN LENDER'S FAVOR FOR ALL OBLIGATIONS DUE OR TO BECOME DUE BY SUCH BORROWER HEREUNDER, WITH COSTS OF SUIT, RELEASE OF ERRORS AND TEN PERCENT (10%) OF SUCH SUMS ADDED FOR REASONABLE ATTORNEYS' FEE; AND FOR THE PURPOSE HEREOF A COPY OF THIS AGREEMENT SHALL BE SUFFICIENT WARRANT. SUCH AUTHORITY AND POWER SHALL NOT BE EXHAUSTED BY ANY EXERCISE THEREOF AND JUDGMENT MAY BE CONFESSED FROM TIME TO TIME HEREUNDER AS LENDER MAY DETERMINE.

           (b) EACH BORROWER, BEING FULLY AWARE OF THE RIGHT TO NOTICE AND A HEARING CONCERNING THE VALIDITY OF ANY AND ALL CLAIMS THAT MAY BE ASSERTED AGAINST SUCH BORROWER BY LENDER BEFORE A JUDGMENT CAN BE ENTERED HEREUNDER OR BEFORE EXECUTION MAY BE LEVIED ON SUCH JUDGMENT AGAINST ANY AND ALL PROPERTY OF SUCH BORROWER, HEREBY UNCONDITIONALLY WAIVES THESE RIGHTS AND AGREES AND CONSENTS TO JUDGMENT BEING ENTERED BY CONFESSION IN ACCORDANCE WITH THE TERMS HEREOF AND EXECUTION BEING LEVIED ON SUCH JUDGMENT AGAINST ANY AND ALL PROPERTY OF BORROWER, IN EACH CASE WITHOUT FIRST GIVING NOTICE AND THE OPPORTUNITY TO BE HEARD ON THE VALIDITY OF THE CLAIM OR CLAIMS UPON WHICH SUCH JUDGMENT IS ENTERED.


                   SECTION 9.  MISCELLANEOUS

     9.1 Governing Law: This Agreement, and all related agreements and documents shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to its otherwise applicable principles of conflicts of laws. The provisions of this Agreement and other agreements and documents referred to herein are to be deemed severable, and the invalidity or unenforceability of any provision shall not affect or impair the remaining provisions which shall continue in full force and effect.

     9.2 Integrated Agreement: The Revolving Credit Note, this Agreement, and all other Loan Documents shall be construed as integrated and complementary of each other, and as augmenting and not restricting Lender's rights, remedies and security. If, after applying the foregoing, an inconsistency still exists, the provisions of this Agreement shall constitute an amendment thereto and shall control.

     9.3  Waivers, Releases and Indemnification:

          (a) No omission or delay by Lender in exercising any right or power under this Agreement or any other Loan Document will impair such right or power or be construed to be a waiver of any default, or Event of Default or an acquiescence therein, and any single or partial exercise of any such right or power will not preclude other or further exercise thereof or the exercise of any other right, and no waiver of Lender's rights hereunder will be valid unless in writing and signed by Lender, and then only to the extent specified.

          (b) Each Borrower expressly waives presentment for payment, demand, notice of dishonor, protest, notice of protest, diligence of collection, and any other notice of any kind, and hereby consents to any number of renewals and extensions of time of payment hereof, which renewals and extensions shall not affect the liability of any party hereto. Each Borrower further agrees that Lender may accept, by way of compromise or settlement, from any one or more of the parties liable hereunder a sum or sums less than the amount of the Obligations, and may give releases to such parties without affecting the liability of any other party for the unpaid balance. Any such renewals or extensions may be made and any such partial payments accepted or releases given without notice to any such party.

          (c) Each Borrower hereby waives and releases all errors, defects and imperfections in any proceedings instituted by Lender under the terms of this Agreement, or of any of the other Loan Documents, as well as all benefit that might accrue to Borrower by virtue of any present or future laws exempting the Property, or any other property, real, personal or mixed, or any part of the proceeds arising from any sale of such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment. Each Borrower agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, or upon any writ of execution issued thereon, may be sold upon any such writ in whole or in part in any order desired by Lender.

          (d) Each Borrower releases and shall indemnify, defend and hold harmless Lender, its officers, employees and agents, of and from any claims, demands, liabilities, obligations, judgments, injuries, losses, damages and costs and expenses (including, without limitation, reasonable attorneys' fees) resulting from (i) acts or conduct of any Borrower under, pursuant or related to this Agreement and the other Loan Documents, (ii) any Borrower's breach or violation of any representation, warranty, covenant or undertaking contained in this Agreement or the other Loan Documents, and (iii) any Borrower's failure to comply with any or all laws, statutes, ordinances, governmental rules, regulations or standards, whether federal, state or local, or court or administrative orders or decrees (including, without limitation, environmental laws, etc.) and all costs, expenses, fines, penalties or other damages resulting therefrom. The Obligations of Borrowers under this
Section 9.3(d) shall survive the occurrence of any and all events whatsoever, including, without limitation, payment of the Obligations or investigations by or knowledge of Lender.

     9.4  Time:

          (a) Whenever any Borrower shall be required to make any payment, or perform any act on a Saturday, Sunday or a legal holiday under the laws of the Commonwealth of Pennsylvania or such other jurisdiction where such Borrower may be required to make any payment or perform any act, such payment may be made, or such act may be performed, on the next succeeding Business Day.

          (b) Time is of the essence in each Borrower's perfor mance under all provisions of this Agreement and all other Loan
Documents.

     9.5  Expenses of Lender:

          (a) At Closing and from time to time thereafter, Borrowers will pay, immediately on demand, all reasonable expenses (including, without limitation, the fees and expenses of legal counsel for Lender) relating to this Agreement, the Loan Documents, and all related agreements and documents, including, without limitation, expenses incurred in the analysis, nego tiation, preparation, closing, administration, audit and enforcement of this Agreement, the Loan Documents, and all related agreements and documents, the enforcement, protection and defense of the rights of Lender in connection with the Revolving Credit, this Agreement, the Collateral, Pledged Collateral or otherwise hereunder, including the right to take possession of any Collateral and the proceeds thereof and to hold, collect, prepare for sale, sell and dispose of any Collateral and Pledged Collateral, and any expenses relating to extensions, amendments, waivers or consents pursuant to the provisions hereof, the Loan Documents, or any related agreements and documents or relating to agreements with other creditors, or termination of this Agreement (collectively, the "Expenses").

          (b) Expenses shall also include but not be limited to the costs of (i) reproducing this Agreement, the Loan Documents and related agreements and documents; (ii) filing and recording fees; (iii) searches; and (iv) appraisal and verification fees.

     9.6 Brokerage: Except for the involvement of Berwind Financial Group, L.P. (to whom Borrowers have agreed to pay a $90,000 fee, payable in RUSA stock), this transaction was brought about and entered into by Lender and Borrowers acting as principals and without any brokers, agents or finders being the effective procuring cause hereof. Borrowers represent that they have not committed Lender to the payment of any brokerage fee, commission or charge in connection with this transaction other than as expressly set forth above. If any claim for any such fee, commission or charge is made on Lender by any broker, finder or agent or other Person (including but not limited to, Berwind Financial Group, L.P.), Borrowers will jointly and severally indemnify, defend and save Lender harmless against such claim and further will defend any action or actions to recover on such claim, at Borrowers' own costs and expense, including, without limitation, Lender's counsel fees. Borrowers further agree that until any such claim is adjudicated in Lender's favor, the amount demanded shall be deemed a liability of Borrowers under this Agreement, secured by the Collateral.

     9.7  Notices:

          (a) Any notices or consents required or permitted by this Agreement shall be in writing and shall be deemed given if delivered in person, sent by telegram (with messenger service specified) or sent by nationally recognized overnight courier service, or sent by certified or registered mail postage prepaid, return receipt requested, as follows, unless such address is changed by written notice hereunder:

     If to Lender to:    Mellon Bank, N.A.
                         610 West Germantown Pike
                         Suite 200
                         Plymouth Meeting ,PA   19462
                         Attn:  Liz A. Lambert
                         FAX:  (610) 941-4136

     With a copy to:     Blank Rome Comisky & McCauley LLP
                         One Logan Square
                         Philadelphia, PA  19103
                         Attn:  Lawrence Finkelstein, Esquire
                         FAX:  (215) 569-5399

     If to Borrowers:    Response USA, Inc.

                         11-K Princess Drive
                         Lawrenceville, NJ  08648
                         Attn:  Richard M. Brooks, President
                         FAX:   (609) 896-3535

     With a copy to:     Squadron, Ellenoff, Plesent
                         & Sheinfeld,LLP
                         551 Fifth Avenue
                         New York, NY 10176
                         Attn: Kenneth R. Koch, Esquire
                         FAX:  (212) 697-6686

          (b) All notices sent by Lender or any Borrower by any of the methods described above shall be deemed to be given when so received.

     9.8 Headings: The headings of any paragraph or Section of this Agreement are for convenience only and shall not be used to interpret any provision of this Agreement.

     9.9 Survival: All warranties, representations, and covenants made by Borrowers herein, or in any other Loan Document or on any certificate, document or other instrument delivered by it or on its behalf under this Agreement, shall be considered to have been relied upon by Lender, and shall survive the delivery to Lender of the Revolving Credit Note, regardless of any investigation made by Lender or on its behalf. All statements in any Loan Document, certificate or other instrument prepared and/or delivered for the benefit of Lender shall constitute warranties and representations by Borrowers hereunder. Except as otherwise expressly provided herein, all covenants made by Borrowers hereunder or under any other agreement or instrument shall be deemed continuing until all Obligations are satisfied in full.

     9.10 Successors and Assigns: This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties. Lender may participate or assign any or all of its rights or obligations hereunder, without notice to or consent of Borrowers, to any commercial lender, financial institution, or affiliate of such entity. No Borrower may transfer, assign or delegate any of its duties or obligations hereunder.

     9.11 Duplicate Originals: Two or more duplicate originals of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.

     9.12 Modification: No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforce ment is sought.

     9.13 Signatories: Each individual signatory hereto repre sents and warrants that he/she is duly authorized to execute this Agreement on behalf of his principal and that he/she executes the Agreement in such capacity and not as a party.

     9.14 Third Parties: No rights are intended to be created hereunder, or under any related agreements or documents for the benefit of any third party donee, creditor or incidental beneficiary of any Borrower(s). Nothing contained in this Agreement shall be construed as a delegation to Lender of any Borrower's duty of performance, including, without limitation such Borrower's duties under any account or contract in which Lender has a security interest.

     9.15  Discharge  of  Taxes,  Borrowers'  Obligations,  Etc.:
Lender, in its discretion, shall have the right at any time, and from time to time, with reasonable prior notice to Borrowers if Borrowers fail to do so, to (a) obtain insurance covering any of the Collateral as required hereunder (b) pay for the performance of any of any Borrower's obligations hereunder, (c) discharge taxes and Liens at any time levied or placed on any of the Collateral in violation of this Agreement unless Borrowers are in good faith with due diligence by appropriate proceedings, in the judgment of Lender, contesting such taxes or Liens, (d) pay for the maintenance and preservation of any of the Collateral. Expenses and Advances by Lender under this paragraph shall bear interest at the same rate applied to the Revolving Credit and until reimbursed to Lender, shall be secured by the Collateral. Such payments and Advances made by Lender shall not be construed as a waiver by Lender of an Event of Default under this Agreement.

     9.16 Withholding and Other Tax Liabilities: Lender shall have the right to refuse to make any Advances from time to time unless Borrowers shall, at Lender's request, have given to Lender evidence, reasonably satisfactory to Lender, that Borrowers have properly deposited or paid, as required by law, all withholding taxes and all federal, state, city, county or other taxes, including, without limitation, excise taxes, due up to and including the date of the loan. Until all of Obligations to Lender have been paid in full, Lender shall be entitled to continue to hold any and all of the Collateral until Borrowers have given to Lender evidence, reasonably satisfactory to Lender, that Borrowers have properly deposited or paid, as required by law, all federal withholding taxes due up to and including the date of such expiration or termination. Copies of deposit slips showing payment shall likewise constitute satisfactory evidence for such purpose. In the event that any Lien, assessment or tax liability against Borrower shall arise in favor of any taxing authority, whether or not notice thereof shall be filed or recorded as may be required by law, Lender shall have the right (but shall not be obligated, nor shall Lender hereby assume the duty) upon reasonable prior notice to Borrowers to pay any such lien, assessment or tax liability by virtue of which such charge shall have arisen; provided, however, that Lender shall not pay any such tax, assessment or Lien if the amount, applicability or validity thereof is being contested in good faith and by appropriate proceedings by Borrowers and further provided that each Borrower's title to and its right to use, its respective Collateral are not materially adversely affected and Lender's lien and priority in the Collateral are not affected, altered or impaired thereby. In order to pay any such Lien, assessment or tax liability, Lender shall not be obliged to wait until said Lien, assessment or tax liability is filed before taking such action as hereinabove set forth. Any sum or sums which Lender shall have paid for the discharge of any such lien shall be added to the Revolving Credit and shall be paid by Borrowers to Lender with interest thereon, upon demand, and Lender shall be subrogat ed to all rights of such taxing authority against Borrowers.

     9.17 Consent to Jurisdiction: Each Borrower irrevocably consents to the jurisdiction of the Courts of Common Pleas of Philadelphia and Montgomery County, Commonwealth of Pennsylvania or the United States District Court for the Eastern District of Pennsylvania in any and all actions and proceedings whether arising hereunder or under any other agreement or undertaking and irrevocably agrees to service of process as set forth in
Section 9.7 hereof, to the address of Borrower set forth herein.

     9.18 Waiver of Jury Trial: EACH BORROWER AND LENDER HEREBY WAIVE ANY AND ALL RIGHTS EITHER MAY HAVE TO A JURY TRIAL IN
CONNECTION WITH ANY LITIGATION COMMENCED BY OR AGAINST LENDER WITH RESPECT TO RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO.

     9.19 Future Commitments: Except as expressly set forth in this Agreement, Lender has made no agreement or commitment to lend money or extend credit to Borrowers, and has made no agreement or commitment to any Borrower to modify or consider any modification of any nature whatsoever of the terms of this Agreement.

     IN WITNESS WHEREOF, the undersigned parties have executed this Loan and Security Agreement the day and year first above written.


MELLON BANK, N.A.                  RESPONSE USA, INC.

By:_________________________       By:

                                   Title:

                                   UNITED SECURITY SYSTEMS, INC.

                                   By:

                                   Title:


SHELTON SECURITY, INC.             RESPONSE ABILITY SYSTEMS, INC.

By:                                By:

Title:                             Title:


MSG SECURITY SYSTEMS, INC.         EMERGENCY RESPONSE SYSTEMS, INC.

By:                                By:

Title:                             Title:

                                   RELIABLE-HAWK, INC.

                                   By:________________________________

                                   Title:_____________________________

                    LIST OF SCHEDULES AND EXHIBITS


Schedule 5.1        --   Qualification to do Business
Schedule 5.2        --   Insurance
Schedule 5.3        --   Litigation
Schedule 5.4        --   Existing Liens and Claims
Schedule 5.5        --   Patents, Copyrights, Trademarks, Licenses,
                         Franchises, etc.
Schedule 5.10       --   Subsidiaries
Schedule 5.11(a)    --   Existing Guaranties, Investments and
                         Borrowings
Schedule 5.11(b)    --   Written Contracts and Agreements
Schedule 5.11(e)    --   Consulting Agreements
Schedule 5.11(g)    --   Leases
Schedule 5.12       --   Employee Benefit Plans
Schedule 5.14       --   Names and Addresses
Schedule 5.15       --   Other Associations
Schedule 5.16       --   Environmental Matters
Schedule 5.18       --   Capital Stock, Warrants, Options
Schedule 5.21       --   Accounts that are not Qualified Accounts
Schedule 6.7        --   Permitted Accounts
Schedule 7.5        --   Indebtedness
Schedule 7.15       --   Subcontracting Arrangements


Exhibit "A"         --   Controller's Certificate